Exhibit 4.1

Execution Version

EDGIO, INC.

THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

INDENTURE

Dated as of November 14, 2023

19.5% Senior Secured Convertible Notes due 2027

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Exhibits

Exhibit A: Form of Note	A-1

Exhibit B-1: Form of Restricted Note Legend	B1-1

Exhibit B-2: Form of Global Note Legend	B2-1

Exhibit B-3: Form of Non-Affiliate Legend	B3-1

Exhibit C: Form of Fundamental Change Repurchase Notice	C-1

Exhibit D: Form of Supplemental Indenture	D-1

Exhibit E: Form of Asset Sale Repurchase Notice	E-1

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INDENTURE, dated as of November 14, 2023, between Edgio, Inc., a Delaware corporation, as issuer (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”) and U.S. Bank Trust Company, National Association, a national banking association, as collateral agent (the “Collateral Agent”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Notes (as defined below).

ARTICLE 1

DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.01 DEFINITIONS.

“Acceleration Premium” means, with respect to any Notes on any applicable acceleration date, the arithmetic sum of all required and unpaid interest payments in the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would be due on such Notes after the acceleration date through the Maturity Date of the Notes if such acceleration had not occurred, as calculated by the Company or its agent; the Trustee shall have no responsibility to calculate or verify the calculation of the Acceleration Premium. For the avoidance of doubt, such amount shall be payable whether before or after an Event of Default or acceleration of the Notes.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Applicable Premium” means, with respect to any Notes, the Acceleration Premium, the Asset Sale Repurchase Premium or the Fundamental Change Repurchase Premium, as applicable; the Trustee shall have no responsibility to calculate or verify the calculation of the Applicable Premium.

“Asset Sale” means any Disposition (as defined in the Credit Agreement) of property or series of related Dispositions of property (excluding any such Disposition of property permitted by clauses (a) through (g) of Section 7.4 in the Credit Agreement) that yields Net Cash Proceeds to the Company or any Subsidiary thereof (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds).

“Asset Sale Repurchase Notice” means a notice (including a notice substantially in the form of the “Asset Sale Repurchase Notice” set forth in Exhibit E) containing the information, or otherwise complying with the requirements, set forth in Section 3.09(E)(i) and Section 3.09(E)(ii).

“Asset Sale Repurchase Premium” means, with respect to any Notes on any applicable Asset Sale Excess Proceeds Offer Purchase Date, the arithmetic sum of all required and unpaid interest payments in the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would be due on such Notes after the Asset Sale Excess Proceeds Purchase Offer Purchase Date through the Maturity Date of the Notes if such purchase had not occurred, as calculated by the Company or its agent; the Trustee shall have no responsibility to calculate or verify the calculation of the Asset Sale Repurchase Premium.

“Authorized Denomination” means, with respect to a Note, a minimum principal amount thereof equal to $1.00 or any integral multiple of $1.00 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Bid Solicitation Agent” means the Person who is required to obtain bids for the Trading Price in accordance with Section 5.01(C)(i)(2) and the definition of “Trading Price.” The initial Bid Solicitation Agent on the Issue Date will be the Company; provided, however, that the Company may appoint any other Person (including itself or any of its Subsidiaries) to be the Bid Solicitation Agent at any time after the Issue Date without prior notice to the Holders.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning set forth in the Security Agreement (hereafter defined).

“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as the “Collateral Agent” for the Notes Secured Parties, until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Collateral Agent’s Liens” mean the liens granted by the Company and the other parties to this Indenture to the Collateral Agent for the benefit of the Notes Secured Parties under the Indenture Documents.

“Common Equity” of any Person means capital stock of such Person that is generally entitled to (A) vote in the election of directors of such Person or (B) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one of its Officers and delivered to the Trustee.

“Conversion Amount” means, with respect to any Notes being converted, an amount in dollars equal to the sum of (i) the aggregate principal amount of such Notes, plus (ii) the accrued and unpaid interest, if any, on such principal amount of such Notes to, and including the Conversion Date, plus (iii) in the event a Holder converts in connection with a Make-Whole Fundamental Change pursuant to Section 5.07, the Optional Conversion Make-Whole Amount.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to the provisions described in Section 5.03(C).

“Conversion Price” means, in respect of each Note, as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” means initially 684.9315 shares of Common Stock per $1,000 Conversion Amount, subject to adjustment pursuant to Article 5; provided, however, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date as set forth herein.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Credit Agreement” means that certain Credit Agreement, dated as of November 14, 2023, by and among Edgio, Inc., as the borrower, and Lynrock Lake Master Fund, LP, as the lender, as may be amended, restated, modified and/or supplemented from time to time.

“Credit Agreement Obligations” means all Obligations under the Credit Agreement and the other loan documents related thereto.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, 1/40th of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Settlement Amount” means, for each of the 40 consecutive Trading Days during the Observation Period, (1) cash equal to the lesser of (i) the Daily Maximum Cash Amount and (ii) the Daily Conversion Value; and (2) if the Daily Conversion Value exceeds the Daily Maximum Cash Amount, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Maximum Cash Amount, divided by (ii) the Daily VWAP of the shares of Common Stock on such Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) 40.

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EGIO <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” means Cash Settlement; provided, however, that the Company may, from time to time, change the Default Settlement Method by sending written notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent, subject to Section 5.03(A).

“De-Legending Deadline Date” means, with respect to any Note, the 15th calendar day after the Free Trade Date; provided, however, that if such 15th calendar day is after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will be the Business Day immediately after such Interest Payment Date.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement, dated November 14, 2023, between the Company and the representative of Lynrock Lake Master Fund LP, as may be amended, restated, modified and/or supplemented.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Free Trade Date” means, with respect to any Note, the date that is one year after the Issue Date.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six-month period beginning on, and including, the date that is six months after the Issue Date, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time), provided, however, that from and after the Free Trade Date, such Note will not be Freely Tradable unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears a Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (x) the Company, (y) its Wholly Owned Subsidiaries or (z) any employee benefit plans of the Company or its Wholly Owned Subsidiaries, has become and files any report with the SEC indicating that such person or group has become, the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s Common Equity representing more than 50% of the voting power of all of the Company’s then-outstanding Common Equity, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act; provided, however, that, for these purposes, no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(D) any Change of Control (as defined in the Credit Agreement) occurs; or

(E) the Common Stock ceases to be listed on any of The New York Stock Exchange, the NYSE American, The Nasdaq Global Market, The Nasdaq Global Select Market, The Nasdaq Capital Market, the OTCQX Market or the OTCQB Market (or any of their respective successors) (each of the foregoing markets or exchanges, a “Trading Market”);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any Trading Market, or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

If any transaction in which the Common Stock is replaced by securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Conversion Period (or, in the case of a transaction what would have been a Fundamental Change or a Make-Whole Fundamental Change but for the immediately preceding paragraph, following the effective date of such transaction), references to the Company for purposes of this definition shall instead be references to such other entity.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act, subject to the proviso to clause (A) above.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit C) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Premium” means, with respect to any Notes on any applicable Fundamental Change Repurchase Date, the arithmetic sum of all required and unpaid interest payments in the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would be due on such Notes after the Fundamental Change Repurchase Date through the Maturity Date of the Notes if such repurchase had not occurred, as calculated by the Company or its agent; the Trustee shall have no responsibility to calculate or verify the calculation of the Fundamental Change Repurchase Premium.

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Guaranteed Obligations” shall have the meaning specified in Section 12.01(A)(ii).

“Guarantor” means (i) any Subsidiary that executes this Indenture on the Issue Date or thereafter guarantees the Notes pursuant to the terms of this Indenture (including pursuant to any supplemental indenture in the form of Exhibit D hereto); and (ii) any Person duly becoming a successor of any such Guarantor pursuant to Section 12.08, in each case until such time as any such Guarantor shall be released and relieved of its obligations pursuant to Section 12.03 hereof.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Documents” means this Indenture, the Notes, the Security Documents, the Intercreditor Agreement, and any other instrument or agreement entered into, now or in the future, by the Company or any Guarantor or the Collateral Agent and/or Trustee in connection with the Indenture.

“Intercreditor Agreement” means the First Lien Pari Passu Intercreditor Agreement, dated as of November 14, 2023, among Lynrock Lake Master Fund LP, as lender under the Initial Credit Agreement , U.S. Bank Trust Company, National Association, as Representative for the Initial Other First Lien Claimholders and collateral agent for the Initial Other First Lien Claimholders, and each additional Representative and Collateral Agent from time to time party hereto for the Other First Lien Claimholders of the Series with respect to which it is acting in such capacity, and acknowledged and agreed to by Edgio, Inc. and the other Grantors, as amended, restated, modified and/or supplemented in accordance with the provisions hereof.

“Interest Payment Date” means each February 14, May 14, August 14, and November 14 of each year, beginning on February 14, 2024.

“Issue Date” means November 14, 2023.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (E) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(G); provided, however, that, subject to Section 4.03(J), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(A) in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the 35th Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, and including immediately prior to the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date); and

(B) in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called for Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means November 14, 2027.

“Net Cash Proceeds” means (a) in connection with any Asset Sale or any Recovery Event (as defined in the Credit Agreement), the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer taxes, deed or mortgage recording taxes, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted under the Credit Agreement on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or any security document under the Credit Agreement), other customary expenses and brokerage, consultant and other customary fees, costs and expenses actually incurred in connection therewith, all amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve, other than to make a payment for which such amount was reserved, such amounts shall constitute Net Cash Proceeds) and any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to the Company or any Guarantor, such amounts net of any related expenses shall constitute Net Cash Proceeds) from the sale price for such Asset Sale and net of taxes paid and the Company’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by the Company or any Subsidiary in connection with such Asset Sale or Recovery Event in the taxable year that such Asset Sale or Recovery Event is consummated, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes and (b) in connection with any sale, issuance or exercise after the Closing Date (as defined in the Credit Agreement) by the Company or any of its Subsidiaries of any Capital Stock or any capital contribution by any Person to the Company or Subsidiary or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees, costs and expenses actually incurred in connection therewith.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Notes” means the 19.5% Senior Secured Convertible Notes due 2027 originally issued by the Company on the Issue Date pursuant to this Indenture and any PIK Notes thereafter issued by the Company, and unless the context otherwise requires, all references to the Notes shall include any PIK Notes.

“Notes Obligations” means all Obligations of the Issuer and the Guarantors under the Indenture Documents.

“Notes Secured Parties” means, collectively, the Trustee, the Collateral Agent and the Holders.

“Obligations” means any principal, interest, penalties, fees, expenses (including any interest, fees or expenses that accrue following the commencement of any insolvency or liquidation proceeding, whether allowed or allowable in such proceeding), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs on or before August 14, 2027, the 40 consecutive VWAP Trading Days beginning on, and including, the third VWAP Trading Day immediately after such Conversion Date; (B) if such Note has been called for Redemption, if the related Conversion Date occurs on or after the related Redemption Notice Date pursuant to Section 4.03(G) and before the Close of Business on the Business Day immediately preceding the related Redemption Date, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately before such Redemption Date; and (C) subject to clause (B) above, if such Conversion Date occurs after August 14, 2027, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately before the Maturity Date.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one of its Officers and that meets the requirements of Section 13.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03, subject to customary qualifications and exclusions.

“Optional Conversion Make-Whole Amount” means, with respect to any Note being converted by a Holder in connection with a Make-Whole Fundamental Change pursuant to Section 5.07, the arithmetic sum of all required and unpaid interest payments in the full amount of Stated Interest (including both the cash interest and PIK Interest portions thereof) that would be due on such Note after such Conversion Date through the Maturity Date of the Notes (if such conversion had not occurred, as calculated by the Company or its agent); the Trustee shall have no responsibility to calculate or verify the calculation of the Optional Conversion Make-Whole Amount.

“Parity Amount” means, with respect to any Note, (A)(i) the Conversion Rate at the Close of Business on the Trading Day immediately preceding the Asset Sale Excess Proceeds Offer Purchase Date or Fundamental Change Repurchase Date, as applicable, multiplied by (ii) the average of the Last Reported Sale Prices per share of Common Stock for the five consecutive Trading Days ending on, and including, the Trading Day immediately before the Asset Sale Excess Proceeds Offer Purchase Date or Fundamental Change Repurchase Date, as applicable, multiplied by (B)(i) the aggregate principal amount of such Note, divided by (ii) $1,000; the Trustee shall have no responsibility to calculate or verify the calculation of Parity Amount.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate Person.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“PIK Interest” means Interest paid in kind on any Notes by, if such Note is a Global Note, increasing the principal amount of such Global Note or, if such Note is a Physical Note, issuing a new Physical Note, in each case in a principal amount equal to such interest.

“Place of Payment” means the office or agency of the Paying Agent established pursuant to Section 2.06(A) where Notes may be presented for payment, which office or agency, for the avoidance of doubt, must be in the contiguous United States.

“Redemption” means the redemption of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(G).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(D).

“Regular Record Date,” with respect to any Interest Payment Date, means the January 31, April 30, July 31 or October 31 (whether or not such day is a Business Day) immediately preceding the applicable February 14, May 14, August 14 or November 14 Interest Payment Date, respectively.

“Repurchase Upon Asset Sale” means the repurchase of any Note by the Company pursuant to Section 3.09.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means (A) any officer within the corporate trust group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreement” means that certain Collateral Agreement, dated as of the Issue Date, by and among the Collateral Agent and the Company and the Guarantors, as amended, restated, modified and/or supplemented in accordance with the provisions hereof.

“Security Documents” means the Security Agreement and all other security and/or other collateral documents entered into in connection with the Indenture and the Notes, as amended, restated, modified and/or supplemented in accordance with the provisions hereof.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Shareholder Approvals” means the approvals for the Shareholder Approval Matters (as defined in the Exchange Agreement) as set forth under the Exchange Agreement.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 Conversion Amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Subsidiary Guarantee” means the joint and several guarantee pursuant to Article 12 hereof by a Guarantor of the Guaranteed Obligations.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three nationally recognized independent securities dealers selected by the Company; provided, however, that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then that one bid will be used. If, on any Trading Day, (A) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of Notes from a nationally recognized independent securities dealer; (B) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (C) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than 98% of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day.

“Transfer-Restricted Note” means any Note that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Note will cease to be a Transfer-Restricted Note upon the earliest to occur of the following events:

(A) such Note is sold or otherwise transferred to a Person (other than the Company, an Affiliate of the Company or a Person that was an Affiliate of the Company in the three months immediately preceding) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Note is sold or otherwise transferred to a Person (other than the Company, an Affiliate of the Company or a Person that was an Affiliate of the Company in the three months immediately preceding) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Note ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Note is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Note is a Transfer-Restricted Note and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person, determined by reference to the definition of “Subsidiary” above but with each reference therein to “more than 50%” deemed to be replaced with “100%” for purposes of this definition; provided, however, that directors’ qualifying shares will be disregarded for purposes of determining whether any Person is a Wholly Owned Subsidiary of another Person.

SECTION 1.02 OTHER DEFINITIONS.

Term	Defined in Section
“Acceleration”	7.01(A)(vii)(2)
“Applicable Tax Law”	11.17
“Asset Sale Excess Proceeds”	3.09(A)
“Asset Sale Excess Proceeds Offer”	3.09(D)
“Asset Sale Excess Proceeds Offer Amount”	3.09(D)
“Asset Sale Excess Proceeds Offer Period”	3.09(D)
“Asset Sale Excess Proceeds Offer Price”	3.09(A)
“Asset Sale Excess Proceeds Offer Purchase Date”	3.09(D)
“Asset Sale Excess Proceeds Termination Date”	3.09(D)
“Asset Sale Notice”	3.09(D)
“Asset Sale Repurchase Right”	3.09(E)
“Business Combination Event”	6.01(A)
“Cash Settlement”	5.03(A)
“Code”	5.10(A)
“Combination Settlement”	5.03(A)
“Common Stock Change Event”	5.09(A)

“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Initial Notes”	2.03(A)
“Majority Holders”	7.02(D)
“Measurement Period”	5.01(C)(i)(2)
“Paying Agent”	2.06(A)
“Physical Settlement”	5.03(A)
“PIK Notes”	2.21(A)
“PIK Payment”	2.21(A)
“Redemption Notice”	4.03(G)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Reporting Event of Default”	7.03(A)
“Specified Courts”	11.07
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Corporation”	6.01(A)(i)
“Successor Person”	5.09(A)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)
“Trading Price Condition”	5.01(C)(i)(2)
“Trigger Event”	5.05(A)(iii)(1)

SECTION 1.03 RULES OF CONSTRUCTION.

For purposes of this Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(F) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(G) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(H) references to “principal amount” of Notes include the principal amount of any PIK Notes issued as a PIK Payment (whether by increase of the principal amount of Global Notes or by issuance of new Physical Notes to Holders of Physical Notes);

(I) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture;

(J) the term “interest,” when used with respect to a Note, includes any Additional Interest and Special Interest, unless the context requires otherwise; and

(K) unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder that is required to be signed must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English.

ARTICLE 2

THE NOTES

SECTION 2.01 FORM, DATING AND DENOMINATIONS.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. With respect to any PIK Payment on any Global Note, except to the extent otherwise provided in a Company Order delivered to the Trustee as provided under Section 2.21, Trustee shall increase the principal amount of such Global Note by an amount equal to the interest payable thereon as PIK Interest, rounded up to the nearest whole dollar, on the relevant Interest Payment Date on the principal amount of such Global Note, and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note to reflect such increase.

Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $118,870,000 plus the aggregate principal amount of PIK Notes issuable from time to time on each Interest Payment Date in connection with the PIK Payment required to be made on such Interest Payment Date; and the Company may not “re-open” this Indenture to issue additional Notes after the Issue Date, in each case, except for (i) PIK Notes issues as aforesaid and (ii) Notes issued upon registration of transfer of, or conversion for, or in lieu of other Notes pursuant to this Indenture.

SECTION 2.02 EXECUTION, AUTHENTICATION AND DELIVERY.

(A) Due Execution by the Company. At least one duly authorized Officer will sign the Notes on behalf of the Company by manual, facsimile or other electronic signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B) Authentication by the Trustee and Delivery.

(i) No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authenticating agent was validly appointed to undertake.

(C) Global Notes. With respect to any PIK Interest payable on any Interest Payment Date, any reference in this Indenture to the execution, authentication or delivery of Notes shall be deemed to refer to and include increasing the principal amount of any then outstanding Global Note in payment of such PIK Interest pursuant to Section 2.21.

SECTION 2.03 INITIAL NOTES AND PIK NOTES.

(A) Initial Notes. On the Issue Date, there will be originally issued $118,870,000 aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02).

(B) PIK Notes. On each Interest Payment Date, upon the Trustee’s receipt of a Company Order in accordance with Section 2.21, there will be originally issued such aggregate principal amount of PIK Notes as is required for issuance in connection with the PIK Payment required to be made on such Interest Payment Date.

SECTION 2.04 METHOD OF PAYMENT.

(A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or repurchase on an Asset Sale Excess Proceeds Offer Purchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or repurchase on an Asset Sale Excess Proceeds Offer Purchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least $5,000,000 (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

SECTION 2.05 ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A) Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 19.5% (plus during any continuance of an Event of Default an additional 6.0%) (the “Stated Interest”), consisting of interest payable solely in cash accruing at a rate per annum equal to 3.5% (or, during any continuance of an Event of Default 25.5%) and (except during the continuance of an Event of Default) interest payable solely in the form of PIK Interest accruing at a rate per annum equal to 16%, plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable quarterly in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any references in this Indenture to accrued interest and unpaid on or in respect of any Note shall be deemed to refer to the amount of such interest that has accrued and that has not been paid in cash or in PIK Notes (including both the cash interest and PIK Interest portions thereof).

(B) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest, which Default Interest shall be payable solely in cash; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than 15, nor less than ten, calendar days before such payment date; and (iv) at least 15 calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(C) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable Place of Payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

SECTION 2.06 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

(A) Generally. The Company will maintain (i) an office or agency in the contiguous United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the contiguous United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the contiguous United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and shall be entitled to receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent without prior notice to Holders.

(B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

SECTION 2.07 PAYING AGENT AND CONVERSION AGENT TO HOLD PROPERTY IN TRUST.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery.

The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to in clause (viii) or (ix) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent and Conversion Agent, as applicable, for the Notes.

SECTION 2.08 HOLDER LISTS.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

SECTION 2.09 LEGENDS.

(A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B) Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend. For the avoidance of doubt, such Non-Affiliate Legend shall be deemed to be removed when the Restricted Note Legend is removed or deemed to be removed.

(C) Restricted Note Legend. Subject to Section 2.12,

(i) each Note that is a Transfer-Restricted Note will bear the Restricted Note Legend; and

(ii) if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Note immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(E) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(F) Restricted Stock Legend.

(i) Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Note at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii) Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

SECTION 2.10 TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS.

(A) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

(ii) Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii) The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any exchange or registration of transfer of Notes as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer, or in connection with any conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.11, 2.17 or 8.05 not involving any transfer.

(iv) Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Note, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi) Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second Business Day after the date of such satisfaction.

(viii) For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or a Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or a Physical Note to be identified by an “unrestricted” CUSIP number.

(ix) Neither the Trustee nor any Note Agent will have any responsibility for any action taken or not taken by the Depositary.

(x) The Trustee and the Paying Agent will have no responsibility or obligation to any beneficial owner of a Global Note or a Depositary Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any Redemption Notice) or the payment of any amount, under or with respect to such Notes. The rights of beneficial owners in any Global Note will be exercised only through the Depositary subject to the Depositary Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(B) Transfers and Exchanges of Global Notes.

(i) Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within 90 days of such notice or cessation;

(2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from an owner of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);

(2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that are in Authorized Denominations (not to exceed, in the aggregate, the principal amount of such Global Note to be so exchanged), are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures) and bear each legend, if any, required by Section 2.09.

(iii) Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C) Transfers and Exchanges of Physical Notes.

(i) Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii) Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1) such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2) if such old Physical Note is to be transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3) in the case of a transfer:

(a) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Note requests to:

(i) cause such Note to be identified by an “unrestricted” CUSIP number;

(ii) remove such Restricted Note Legend; or

(iii) register the transfer of such Note to the name of another Person;

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee or the Registrar may reasonably require for the Company to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered (w) on and after the Free Trade Date unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act; (x) in connection with any transfer of such Note pursuant to Rule 144A; (y) in connection with any transfer of such Note to the Company or one of its Subsidiaries; or (z) in connection with any transfer of such Note pursuant to an effective registration statement under the Securities Act. All Notes presented or surrendered for registration of transfer or exchange will be duly endorsed, or accompanied by a written instrument or instruments of transfer in accordance with the Trustee’s customary procedures, and such Notes will be duly endorsed by the Holder thereof or such Holder’s attorney duly authorized in writing, in each case subject to the Depositary Procedures in the case of any Global Note. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the Restricted Note Legend, in connection with any transfer of a Transfer-Restricted Note, any request for transfer thereof will be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of the “Transferor Acknowledgement” set forth in Exhibit A.

(E) Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due; or (iv) is subject to a Asset Sale Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 3.09(E), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Asset Sale Excess Proceeds Offer Price when due.

SECTION 2.11 EXCHANGE AND CANCELLATION OF NOTES TO BE CONVERTED, REDEEMED OR REPURCHASED.

(A) Partial Conversions, Redemptions and Repurchases of Physical Notes. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, Repurchase Upon Asset Sale or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion, Redemption or repurchase, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted, redeemed or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted, redeemed or repurchased, as applicable, which Physical Note will be converted, redeemed or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion, Redemption or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B) Cancellation of Converted, Redeemed and Repurchased Notes.

(i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Repurchase Upon Asset Sale or subject to Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion, Redemption or repurchase, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted, redeemed or repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii) Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Repurchase Upon Asset Sale or subject to Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted, redeemed or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

SECTION 2.12 REMOVAL OF TRANSFER RESTRICTIONS.

Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note unless a new Note is to be authenticated in connection therewith). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

SECTION 2.13 REPLACEMENT NOTES.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company to protect the Company and the Trustee and that is reasonably satisfactory to the Trustee to protect from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

SECTION 2.14 REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

SECTION 2.15 CANCELLATION.

Without limiting the generality of Section 3.07, the Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

SECTION 2.16 NOTES HELD BY THE COMPANY OR ITS SUBSIDIARIES.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent or other action under this Indenture, Notes owned by the Company or any of its Subsidiaries will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent or other action under this Indenture, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded. For the avoidance of doubt, no Notes held by the Designated Holder shall be disregarded pursuant to this Section 2.16.

SECTION 2.17 TEMPORARY NOTES.

Until Physical Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, Physical Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as Physical Notes.

SECTION 2.18 OUTSTANDING NOTES.

(A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated (including by increasing the principal amount of any then outstanding Global Note pursuant to Section 2.21), excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B) Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date, Asset Sale Excess Proceeds Offer Purchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price, Asset Sale Excess Proceeds Offer Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price, Asset Sale Excess Proceeds Offer Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E) Cessation of Accrual of Interest. Except as provided in Sections 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

SECTION 2.19 REPURCHASES BY THE COMPANY.

Without limiting the generality of Section 2.15, the Company or its Subsidiaries may, directly or indirectly, from time to time, repurchase Notes in open-market purchases or otherwise without delivering notice to Holders.

SECTION 2.20 CUSIP AND ISIN NUMBERS.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) each such notice will state that no representation is made by the Trustee as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

SECTION 2.21 ISSUANCE OF PIK NOTES.

(A) In connection with any payment of interest in respect of the Notes that the Company is required pursuant to Section 2.05 to effect payment of the portion of Stated Interest payable in the form of PIK Interest, the Company shall, without the consent of the Holders of the Notes, make such payment of PIK Interest by increasing the principal amount of the Global Notes to reflect such PIK Interest payable on such Global Notes or by issuing additional Physical Notes to Holders of Physical Notes to reflect such PIK Interest payable on such Physical Notes (the “PIK Notes”) under this Indenture on the same terms and conditions as the Notes (in each case, a “PIK Payment”); and upon any PIK Payment being so effected, such portion of Stated Interest shall be deemed to have been paid in full; provided that any such amount of PIK Interest shall be rounded up to the nearest $1.00; provided further that in the case of any PIK Payment on a Global Note, the Company shall deliver a Company Order to the Trustee and the Trustee shall, upon receipt of such a Company Order, increase the principal amount of such Global Note by such PIK Payment. The Initial Notes and any PIK Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, liquidating distributions and offers to purchase, and none of the Holders of any Initial Notes or any PIK Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent. Any PIK Payment made with respect to an unrestricted Note shall be in the form of (i) with respect to owners of beneficial interests in an unrestricted Global Note, an increase of the principal amount of such unrestricted Global Note or (ii) with respect to Holders of unrestricted Physical Notes, by issuance of new unrestricted Physical Notes. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes shall bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued as Physical Notes shall be dated as of the applicable Interest Payment Date and shall bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment shall be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date.

(B) With respect to any PIK Notes to be authenticated by the Trustee (including by increasing the principal amount of any Global Notes), the Company shall set forth in a Company Order, a copy of which shall be delivered to the Trustee at or prior to original issuance thereof, the following information:

(i) the aggregate principal amount of such PIK Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue date (and the corresponding date from which interest shall accrue thereon and the first Interest Payment Date therefor), the CUSIP and/or ISIN number of such PIK Notes;

(iii) whether such PIK Notes shall be subject to the restrictions on transfer set forth herein relating to restricted Global Notes and restricted Physical Notes; and

(iv) (a) the principal amount of such PIK Notes to be issued by increasing the principal amount of the outstanding Global Notes held in book-entry form and (b) the principal amount of such PIK Notes to be issued by issuing new Physical Notes.

ARTICLE 3

COVENANTS

SECTION 3.01 PAYMENT ON NOTES.

(A) Generally. The Company will pay or cause to be paid all the principal of, the Redemption Price or Fundamental Change Repurchase Price or Asset Sale Excess Proceeds Offer Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B) Deposit of Funds. Before 11:00 A.M., New York City time, on each Fundamental Change Repurchase Date, Asset Sale Excess Proceeds Offer Purchase Date, Redemption Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

SECTION 3.02 EXCHANGE ACT REPORTS.

(A) Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any Holder, the Company will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B) Trustee’s Disclaimer. The Trustee will not be responsible for determining whether the Company has filed any material via the EDGAR system (or such successor) or for the timeliness of its content. The sending or filing of reports, information and documents pursuant to Section 3.02(A) is for informational purposes only and the information and the Trustee’s receipt of the foregoing will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee will have no obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with its covenants under this Indenture or with respect to any reports or other documents filed with the SEC via the EDGAR system (or any successor thereto) or any other website, or to participate in any conference calls.

SECTION 3.03 RULE 144A INFORMATION.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or Conversion Shares are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or Conversion Shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Conversion Shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or Conversion Shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or Conversion Shares pursuant to Rule 144A.

SECTION 3.04 ADDITIONAL INTEREST.

(A) Accrual of Additional Interest.

(i) If, at any time during the six-month period beginning on, and including, the date that is six months after the Issue Date:

(1) the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or

(2) any Note is not otherwise Freely Tradable;

then Additional Interest payable solely in cash will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable.

(ii) In addition, Additional Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date for such Note.

(B) Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the portion of the Stated Interest on such Note required to be paid solely in cash and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which Additional Interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof; provided, however, that in no event will Additional Interest that may accrue as a result of the Company’s failure to timely file any report (other than Form 8-K reports) that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, together with any Special Interest, accrue on any day on a Note at a combined rate per annum that exceeds 0.50%. For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.

(C) Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(D) Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

SECTION 3.05 COMPLIANCE AND DEFAULT CERTIFICATES.

(A) Annual Compliance Certificate. Within 120 days after December 31, 2023 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating whether any Default or Event of Default has occurred during the previous year or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B) Default Certificate. If a Default or Event of Default occurs, then the Company will promptly deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto, except that the Company is not required to deliver such Officer’s Certificate if such Default or Event of Default has been cured.

SECTION 3.06 STAY, EXTENSION AND USURY LAWS.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.07 NOTES ACQUIRED BY THE COMPANY.

Any Notes that the Company or any of its Subsidiaries may repurchase pursuant to this Indenture will be considered outstanding for all purposes under this Indenture, except as provided in Section 2.16, unless and until such time the Company surrenders such Notes to the Trustee for cancellation and, upon receipt of a written order from the Company, the Trustee will cause all Notes so surrendered to be cancelled in accordance with Section 2.15. Any Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined in Rule 144).

SECTION 3.08 EXISTENCE.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 3.09 MANDATORY ASSET SALE REPURCHASE OFFER.

(A) Asset Sales. If on any date the Company is required under the Credit Agreement, to make a mandatory repurchase offer of Notes from a portion of the Net Cash Proceeds from an Asset Sale or Recovery Event (as defined in the Credit Agreement) or from any other source of funds as has not been applied pursuant to the Credit Agreement (“Asset Sale Excess Proceeds”) then, the Company shall, within ten Business Days thereof, (x) make an Asset Sale Excess Proceeds Offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased from such Asset Sale Excess Proceeds at the Asset Sale Excess Proceeds Offer Price. “Asset Sale Excess Proceeds Offer Price” means, as to any Notes to be purchased in any Asset Sale Excess Proceeds Offer, an amount equal to the sum of (i) the greater of (x) 100% of the principal amount of such Notes and (y) the Parity Amount of such Notes plus (ii) accrued and unpaid interest, if any, to and including the Asset Sale Excess Proceeds Offer Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Asset Sale Excess Proceeds Offer Purchase Date) and (iii) the Asset Sale Excess Proceeds Repurchase Premium on such Notes. Such Asset Sale Excess Proceeds Offer will be payable in cash.

(B) Asset Sales Purchase Date. On the Asset Sale Excess Proceeds Offer Purchase Date, the Company will deposit with the Paying Agent such amount as will enable (i) the Trustee, to the extent of the Notes tendered in such Asset Sale Excess Proceeds Offer, to apply the Asset Sale Excess Proceeds to the repurchase, at the applicable Asset Sale Excess Proceeds Offer Price, of Notes validly tendered and accepted for purchase in the Asset Sale Excess Proceeds Offer. For the avoidance of doubt, the Company’s making of any Asset Sale Excess Proceeds Offer shall not constitute a redemption of Notes pursuant to Article 4 or paragraph 7 of the Notes.

(C) Asset Sales Partial Repurchase. If any Asset Sale Excess Proceeds remain after consummation of an Asset Sale Excess Proceeds Offer, the Company may use those Asset Sale Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate Asset Sale Excess Proceeds Offer Price payable with respect to the aggregate principal amount of Notes tendered into such Asset Sale Excess Proceeds Offer exceeds the Asset Sale Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Notes, subject to the Depositary Procedures. Upon surrender of a Note that is repurchased in part, the Company shall issue in the name of the applicable Holder and the Trustee shall authenticate for such Holder at the expense of the Company a new Note equal in principal amount to the non-repurchased portion of the Note surrendered. Upon completion of each Asset Sale Excess Proceeds Offer, the amount of Asset Sale Excess Proceeds will be reset at zero.

(D) Asset Sales Excess Proceeds Offer. In the event that, pursuant to this Section 3.09 hereof, the Company shall be required to commence an offer (an “Asset Sale Excess Proceeds Offer”) to all Holders to purchase the maximum principal amount of Notes that may be purchased at the Asset Sale Excess Proceeds Offer Price (the “Asset Sale Excess Proceeds Offer Amount”), the Company shall follow the procedures specified below:

(i) The Asset Sale Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Asset Sale Excess Proceeds Offer Period”). No later than five Business Days after the termination of the Asset Sale Excess Proceeds Offer Period (the “Asset Sale Excess Proceeds Offer Purchase Date”), the Company shall purchase and pay the Asset Sale Excess Proceeds Offer Price with respect to all Notes validly tendered and accepted for purchase, or if the amount of Notes validly tendered at the Asset Sale Excess Proceeds Offer Price with respect to all Notes validly tendered is greater than the Asset Sale Excess Proceeds Offer Amount, the Company shall purchase and pay for Notes validly tendered at the Asset Sale Excess Proceeds Offer Price in an aggregate amount equal to the Asset Sale Excess Proceeds Amount. Payment for any Notes so purchased shall be made in the manner prescribed in the Notes.

(ii) On or before the tenth (10th) Business Day after the occurrence of an Asset Sale generating Asset Sale Excess Proceeds, the Company will send to each Holder in writing, with a copy to the Trustee, the Paying Agent and the Conversion Agent, a notice of such Asset Sale (an “Asset Sale Notice”). Such Asset Sale Notice must state:

(1) that the Asset Sale Excess Proceeds Offer is being made pursuant to this Section 3.09 hereof, and the length of time the Asset Sale Excess Proceeds Offer shall remain open, including the time and date the Asset Sale Excess Proceeds Offer will terminate (the “Asset Sale Excess Proceeds Termination Date”) ;

(2) the Asset Sale Excess Proceeds Offer Price;

(3) that the aggregate amount to be applied to purchase the Notes in the Asset Sale Excess Proceeds Offer will consist of an amount equal to the applicable Asset Sale Excess Proceeds and specifying such amount;

(4) that any Note not tendered or accepted for payment shall continue to accrue interest;

(5) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Excess Proceeds Offer shall cease to accrue interest after the Asset Sale Excess Proceeds Offer Purchase Date;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Excess Proceeds Offer shall be required to surrender the Note, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed and such customary documents as the Company may reasonably request, to the Company or a Paying Agent at the address specified in the notice, before the Asset Sale Excess Proceeds Termination Date;

(7) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Asset Sale Excess Proceeds Termination Date, an email, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes surrendered by Holders at the Asset Sale Excess Proceeds Offer Price exceeds the Asset Sale Excess Proceeds Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Notes (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00, or integral multiples of $1.00 in excess of $1.00, shall be purchased); and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess of $1.00.

If any of the Notes subject to an Asset Sale Excess Proceeds Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Depositary Procedures applicable to repurchases.

Neither the failure to deliver an Asset Sale Notice nor any defect in an Asset Sale Notice will limit the right of any Holder to an Asset Sale Excess Proceeds Offer or otherwise affect the validity of any proceedings relating to any Asset Sale Excess Proceeds Offer.

(E) Procedures to Participate in the Asset Sale Excess Proceeds Offer.

(i) Delivery of Asset Sale Repurchase Notice and Notes to Be Repurchased. To exercise its right to participate in the Asset Sale Excess Proceeds Offer (the “Asset Sale Repurchase Right”) for a Note following an Asset Sale generating Asset Sale Excess Proceeds, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Asset Sale Excess Proceeds Offer Purchase Date (or such later time as may be required by law), a duly completed, written Asset Sale Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note);

provided, however, that if such Note is a Global Note, then the delivery of such Asset Sale Repurchase Notice must comply with the Depositary Procedures (and any such Asset Sale Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 3.09(E)).

The Paying Agent will promptly deliver to the Company a copy of each Asset Sale Repurchase Notice that it receives.

(ii) Contents of an Asset Sale Repurchase Notice. Each Asset Sale Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3) that such Holder is exercising its Asset Sale Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Asset Sale Repurchase Notice must comply with the Depositary Procedures (and any such Asset Sale Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 3.09(E)).

(iii) Withdrawal of Asset Sale Repurchase Notice. A Holder that has delivered an Asset Sale Repurchase Notice with respect to a Note may withdraw such Asset Sale Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Asset Sale Repurchase Date. Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Asset Sale Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice and timing of delivery of such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 3.09(E)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(F) Payment of the Asset Sale Excess Proceeds Offer Price. Without limiting the Company’s obligation to deposit the Asset Sale Excess Proceeds Offer Price within the time proscribed by Section 3.09(D), the Company will cause the Asset Sale Excess Proceeds Offer Price for a Note (or portion thereof) to be repurchased pursuant to an Asset Sale Excess Proceeds Offer to be paid to the Holder thereof on or before the later of (i) the applicable Asset Sale Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such owner’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 3.09(D) on any Note to be repurchased pursuant to an Asset Sale Excess Proceeds Offer must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 3.09(F).

(G) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply in all material respects with all U.S. federal and state securities laws in connection with an Asset Sale Excess Proceeds Offer (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Asset Sale Excess Proceeds Offer in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 3.09 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(H) Repurchase in Part. Subject to the terms of this Section 3.09, Notes may be repurchased pursuant to an Asset Sale Excess Proceeds Offer in part, but only in Authorized Denominations. Provisions of this Section 3.09 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

SECTION 3.10 REGISTRATION RIGHTS.

Upon the written request of Lynrock Lake Master Fund LP or any of its designated Affiliates (the “Designated Holder”), the Company shall, within 30 days thereafter, enter into a registration rights agreement with the Designated Holder (or, in lieu thereof, such Persons who certify to the Company that they are the beneficial owners of more than 50% in aggregate principal amount of the Notes), which shall contain customary terms and provide that:

(A) the Designated Holder (or, in lieu thereof, such Persons who certify to the Company that they are the beneficial owners of more than 50% in aggregate principal amount of the Notes) shall have customary demand, shelf and piggyback registration rights and obligations, including rights with respect to shelf registration on Form S-1 (or any similar or successor form) if the Company is not eligible to use Form S-3 (or any similar or successor form) at such time; and

(B) such registration rights shall include customary indemnities and the right to receive customary cooperation from the Company and its directors and officers in connection with any dispositions (which may take the form of underwritten offerings, block trades, derivative transactions and other lawful means of disposition) pursuant to the applicable registration statement(s) (including entering into customary agreements with underwriters and other counterparties and providing such underwriters and other counterparties with customary indemnities, opinions, certificates and due diligence cooperation). The Trustee shall have no obligation to determine beneficial ownership in connection with this Section 3.10.

SECTION 3.11 RESERVED.

SECTION 3.12 AFTER-ACQUIRED COLLATERAL.

From and after the Issue Date, if the Issuer or any Guarantor creates any additional security interest upon any properties or assets (other than Excluded Assets) pursuant to the Credit Agreement, the Issuer and each of the Guarantors shall grant a first-priority perfected security interest (subject to Permitted Liens) upon any such properties or assets, as security for the Notes Obligations, subject to the limitations and exceptions set forth in the Security Documents.

SECTION 3.13 FURTHER ASSURANCES.

As set forth in the Security Documents and this Indenture, the Issuer and the Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents, instruments, financing and continuation statements (or equivalent statements) and amendments thereto and do or cause to be done such further acts as may be necessary or proper or reasonably requested by the Trustee or the Collateral Agent to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral in favor of the Collateral Agent for the benefit of the Notes Secured Parties, and to otherwise effectuate the provisions or purposes of this Indenture and the Security Documents.

ARTICLE 4

REPURCHASE AND REDEMPTION

SECTION 4.01 NO SINKING FUND.

No sinking fund is required to be provided for the Notes.

SECTION 4.02 RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated (except in the case of an acceleration resulting solely from a Default by the Company in the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date) and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change, then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than 35, nor less than 20, Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to (i) the greater of (x) the principal amount of such Note and (y) the Parity Amount of such Notes plus (ii) accrued and unpaid interest on such Note to, and including the Fundamental Change Repurchase Date for such Fundamental Change plus (iii) the Fundamental Change Repurchase Premium on such Note; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, and including such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E) Fundamental Change Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company will send to each Holder in writing, with a copy to the Trustee, the Paying Agent and the Conversion Agent, a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1.00 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture;

(x) the CUSIP and ISIN numbers, if any, of the Notes; and

(xi) the “Conversion Amount” on the Scheduled Trading Day prior to the Redemption Date applicable to each $1,000 principal amount of a Note.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such owner’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H) No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event for which all or part of the Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1.00 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1.00 aggregate principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued interest payable as part of the related Fundamental Change Repurchase Price if the Company selected the last possible Fundamental Change Repurchase Date permitted by this Indenture without resulting in a Default); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 5.01(C)(i)(3)(b).

(I) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply in all material respects with all U.S. federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture;

provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(J) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

SECTION 4.03 RIGHT OF THE COMPANY TO REDEEM THE NOTES.

(A) Limitation on Right to Redeem. The Company may not redeem the Notes at its option at any time (i) before the date 96 days after the Issue Date (the “Redemption Commencement Date”) or (ii) after the tenth Business Day after the Redemption Commencement Date.

(B) Right to Redeem the Notes. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all (but not less than all) of the Notes, at any time, on a Redemption Date on or after the Redemption Commencement Date and on or before the tenth (10th) Business Day thereafter, for a cash purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to and including the Redemption Date. The Company shall not repay, defease, discharge, repurchase or otherwise retire the Notes during such period unless the Company simultaneously repays all the Loans under the Credit Agreement.

(C) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated (other than as a result of a failure to make the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date) and such acceleration has not been rescinded on or before the Redemption Date, then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(D) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, up to and including, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, up to and including, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(E) Notices to Trustee. If the Company elects to redeem Notes pursuant to this Section 4.03, then it will furnish to the Trustee, at least five calendar days before the related Redemption Notice Date (unless a shorter notice period is satisfactory to the Trustee), an Officer’s Certificate setting forth the Section of this Indenture pursuant to which the Redemption will occur, the applicable Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. If the Registrar is not the Trustee, then the Company will, concurrently with each Redemption Notice, deliver, or cause the Registrar to deliver, to the Trustee a certificate (upon which the Trustee may rely exclusively) setting forth the principal amounts of Notes held by each Holder.

(F) Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i) that the Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(D));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07);

(vii) the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and before such Redemption Date;

(viii) that Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Depositary Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and

(ix) the CUSIP and ISIN numbers, if any, of the Notes; and

(x) the “Conversion Amount” on the Scheduled Trading Day prior to the Redemption Date applicable to each $1,000 principal amount of a Note.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent. At the Company’s written request, the Trustee will give the Redemption Notice in the Company’s name and at its expense, provided that the Company delivers to the Trustee, at least five Business Days in the case of Physical Notes and five calendar days in the case of Global Notes prior to the Redemption Notice Date (unless the Trustee agrees to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 4.03(G).

(G) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause (x) the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date and (y) interest payable pursuant to the proviso in Section 4.03(E) to be paid on or before the relevant Interest Payment Date to the Holder at the Close of Business on the corresponding Regular Record Date.

ARTICLE 5

CONVERSION

SECTION 5.01 RIGHT TO CONVERT.

(A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B) Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C) When Notes May Be Converted.

(i) Generally. Subject to Section 5.01(C)(ii) and Section 5.10, a Note may be converted at any time and from time to time (i) after the earlier of (x) the Shareholder Approvals and (y) January 26, 2024, so long as the Conversion Prohibition Right is not validly in effect and (ii) in any event in the following circumstances:

(1) Conversion upon Satisfaction of Common Stock Sale Price Condition. A Holder may convert its Notes during any calendar quarter (and only during such calendar quarter), if the Last Reported Sale Price per share of Common Stock exceeds 130% of the Conversion Price for each of at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter.

(2) Conversion upon Satisfaction of Note Trading Price Condition. A Holder may convert its Notes during the five consecutive Business Days immediately after any ten consecutive Trading Day period (such ten consecutive Trading Day period, the “Measurement Period”) if the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth below, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. The condition set forth in the preceding sentence is referred to in this Indenture as the “Trading Price Condition.” The Trading Price will be determined by the Bid Solicitation Agent pursuant to this Section 5.01(C)(i)(2) and the definition of “Trading Price.” The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder holding at least $2,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Conversion Rate. If such Holder provides such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. At such time as the Company directs the Bid Solicitation Agent (if not the Company) in writing to solicit bid quotations, the Company will provide the Bid Solicitation Agent with the names and contact details of three independent nationally recognized securities dealers selected by the Company, and the Company will direct those securities dealers to provide bids to the Bid Solicitation Agent pursuant to the definition of “Trading Price.” If the Trading Price Condition has been met as set forth above, then the Company will notify in writing the Holders, the Trustee and the Conversion Agent of the same. If, on any Trading Day after the Trading Price Condition has been met as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day, then the Company will notify in writing the Holders, the Trustee and the Conversion Agent of the same and, thereafter, neither the Company nor the Bid Solicitation Agent will be required to solicit bids again until another Holder request is made as described above.

(3) Conversion upon Specified Corporate Events.

(a) Certain Distributions. If the Company elects to:

(I) distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan prior to separation of such rights from the Common Stock) entitling them, for a period of not more than 60 calendar days after the date such distribution is announced, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or

(II) distribute, to all or substantially all holders of Common Stock, assets or securities of the Company or rights to purchase the Company’s securities (other than rights issued pursuant to a stockholder rights plan prior to separation of such rights from the Common Stock), which distribution per share of Common Stock has a value, as reasonably determined by the Company in good faith, exceeding 10% of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send written notice of such distribution, and of the related right to convert Notes, to Holders, the Trustee and the Conversion Agent at least 50 Scheduled Trading Days before the Ex-Dividend Date for such distribution; and (y) once the Company has sent such notice, Holders may convert their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Company’s announcement that such distribution will not take place; provided, however, that the Notes will not become convertible pursuant to clause (y) above (but the Company will be required to send notice of such distribution pursuant to clause (x) above) on account of such distribution if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder, in such distribution without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date; provided, further, that if the Company is then otherwise permitted to settle conversions of Notes by Physical Settlement (and, for the avoidance of doubt, the Company has not elected another Settlement Method to apply, including pursuant to Section 5.03(A)(i)), then the Company may instead elect to provide such notice at least ten Scheduled Trading Days before such Ex-Dividend Date, in which case (x) the Company must settle all conversions of Notes with a Conversion Date occurring on or after the date the Company provides such notice and on or before the Business Day immediately before the Ex-Dividend Date for such distribution (or any earlier announcement by the Company that such distribution will not take place) by Physical Settlement; and (y) such notice must state that all such conversions will be settled by Physical Settlement; provided, further, that, notwithstanding anything to the contrary in this Section 5.01(C)(i)(3)(a), in the case of any separation, from the Common Stock, of rights issued pursuant to a stockholder rights plan as set forth in clauses (I) and (II) above, in no event will the Company be required to provide such notice before the Business Day after the date the Company becomes aware of the event causing such separation.

(b) Certain Corporate Events. If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may convert their Notes at any time from, and including, the effective date of such transaction or event until the earlier of (x) the 35th Scheduled Trading Day after such effective date (or, if the Company gives notice after the effective date of such transaction, until the 35th Scheduled Trading Day after the date the Company gives notice), or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), until immediately prior to the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date and (y) immediately prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date. No later than such effective date, the Company will send written notice to the Holders, the Trustee and the Conversion Agent of such transaction or event, such effective date and the related right to convert Notes.

(4) Conversion upon Redemption. If the Company calls any Note for Redemption, then the Holder of such Note may convert such Note at any time before the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

For the avoidance of doubt, the Notes may become convertible pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be convertible pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being convertible pursuant to any other sub-paragraph of this Section 5.01(C)(i).

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2) in no event may any Note be converted after the Close of Business on the second Scheduled Trading Day immediately before the Maturity Date;

(3) if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and

(4) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture (or a third party fails to make such payment in lieu of the Company in accordance with Section 4.02(H)).

SECTION 5.02 CONVERSION PROCEDURES.

(A) Generally.

(i) Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(ii) Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion thereof) will (unless there occurs a Default in the delivery of the interest due or the Conversion Consideration, pursuant to Section 5.02(D) or Section 5.03(B), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C) Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(D) Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; and (iii) notwithstanding the payment of interest on such Note on the corresponding Interest Payment Date pursuant to clause (i) above, as a result of the payment requirements set forth in clause (ii) above, for purposes of clause (ii) the definition of “Conversion Amount,” when used with respect to such Note, such interest shall nonetheless be deemed unpaid; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F) Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

SECTION 5.03 SETTLEMENT UPON CONVERSION.

(A) Settlement Method. Upon the conversion of any Note, subject to Section 5.10, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B) (i)(2) (a “Cash Settlement”) or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).

The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(i) subject to clause (iii) below, all conversions of Notes with a Conversion Date that occurs on or after August 14, 2027 will be settled using the same Settlement Method, and the Company will send written notice of such Settlement Method to Holders, the Trustee and the Conversion Agent no later than the Close of Business on the Scheduled Trading Day immediately before August 14, 2027;

(ii) subject to clause (iii) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before August 14, 2027, then the Company will send notice of such Settlement Method to the Holder of such Note, the Trustee and Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(iii) if any Notes are called for Redemption, then the Company will specify, in the related Redemption Notice sent pursuant to Section 4.03(F) and (G), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and on or before the Close of Business on the Business Day immediately before the related Redemption Date;

(iv) the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes with different Conversion Dates, except as provided in clause (i) or (iii) above);

(v) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(vi) if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and

(vii) the Settlement Method will be subject to Sections 5.01(C)(i)(3)(a), 5.09(A)(2) and 5.10.

In addition, the Company may, by notice to Holders, the Trustee and the Conversion Agent, elect to irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect in accordance with this Indenture, including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above any specific amount set forth in such election notice, that will apply to all conversions of Notes with a Conversion Date that is on or after the date the Company sends such notice. If the Company changes the Default Settlement Method or elects to irrevocably fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specified amount, the Company will, after the date of such change or election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent of such Specified Dollar Amount no later than the Close of Business on the Business Day immediately following the related Conversion Date (or in the case of any conversions of Notes called for Redemption for which the relevant Conversion Date occurs on or after a Redemption Notice Date and on or before the Close of Business on the Business Day immediately before the related Redemption Date, in the related Redemption Notice), or, if the Company does not timely inform the Holders, the Trustee and the Conversion Agent of the Specified Dollar Amount, such Specified Dollar Amount will be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such Specified Dollar Amount will be $1,000 per $1,000 principal amount of Notes. Notwithstanding the foregoing or anything to the contrary in this Indenture, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Section 5.03(A). For avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the Indenture or the Notes, including pursuant to Article 8. However, the Company may nonetheless choose to execute such an amendment at its option.

(B) Conversion Consideration.

(i) Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of the Conversion Amount to be converted will be as follows:

(1) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the product of (x) the quotient of the (i) aggregate Conversion Amount of the Notes being converted on the Conversion Date divided by (ii) $1,000 times (y) the Conversion Rate in effect on the Conversion Date (plus cash in lieu of fractional shares as set forth in Section 5.03(B(ii)));

(2) if Cash Settlement applies to such conversion, cash in an amount equal to the product of (x) the quotient of the (i) aggregate Conversion Amount of the Notes being converted on the Conversion Date divided by (ii) $1,000 times (y) the sum of the Daily Cash Amounts for each VWAP Trading Day in the Observation Period for such conversion; or

(3) if Combination Settlement applies to such conversion, consideration consisting of an amount of cash and shares of Common Stock equal to the product of (x) the quotient of the (i) aggregate Conversion Amount of the Notes being converted on the Conversion Date divided by (ii) $1,000 times (y) the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period (plus cash in lieu of fractional shares as set forth in Section 5.03(B)(ii)).

(ii) Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the applicable Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(iii) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total Conversion Amount of Notes converted on such Conversion Date by such Holder.

(iv) Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make or verify any such determination.

(C) Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on or before the second Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on or before the second Business Day immediately after the Conversion Date for such conversion; provided, however, that if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such conversion no later than the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second Scheduled Trading Day immediately before the Maturity Date.

SECTION 5.04 RESERVE AND STATUS OF COMMON STOCK ISSUED UPON CONVERSION.

The Company shall not elect to satisfy its obligation to settle the Notes by any Settlement Method other than Cash Settlement, unless on the relevant Conversion Date for such exchange:

(A) The Company has authorized for issuance and available out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury that are not committed for any other purpose, free from preemptive rights, a number of shares of Common Stock equal to the number of shares of Common Stock required to settle all conversions occurring on the applicable Conversion Date.

(B) All shares of Common Stock to be issued and delivered upon conversion of Notes have been duly authorized and validly issued and are fully paid and non-assessable, free of restrictions on transfer and free from all taxes, liens and charges with respect to the issue thereof (other than taxes payable by the Holder in respect in respect of any issuance in a different name as specified in Section 5.02(E)).

(C) The Conversion Price is an amount equal to or in excess of the then par value, if any, of the shares of Common Stock to be issued upon conversion of the Notes.

(D) If any shares of Common Stock to be issued or delivered upon conversion of Notes hereunder required registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued or delivered upon conversion, the Company has secured such registration or obtained such approval, as the case may be.

(E) If on the relevant Conversion Date, the Common Stock is listed on any U.S. national securities exchange or automated quotation system, the Common Stock to be issued upon conversion of the Notes is listed on such exchange or automated quotation system.

SECTION 5.05 ADJUSTMENTS TO THE CONVERSION RATE.

(A) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, stock split or stock combination.

Any adjustment made under this Section 5.05(A)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or immediately after the Open of Business of the effective date of such stock split or combination, as applicable.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than (i) as a result of a reverse stock split or stock combination or (ii) with respect to the readjustment of the Conversion Rate as described in the immediately preceding sentence).

(ii) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than 60 calendar days after the date such distribution is announced, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

Any adjustment made under this Section 5.05(A)(ii) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the readjustment of the Conversion Rate as described in the two immediately preceding sentences).

For purposes of this Section 5.05(A)(ii) and Section 5.01(C)(i)(3)(a)(I), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(a) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(b) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);

(c) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(d) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);

(e) a distribution solely pursuant to a Tender Offer or Exchange Offer for shares of Common Stock pursuant to Section 5.05(A)(v); and

(f) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV = the fair market value (as determined by the Company in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

Any adjustment made under this Section 5.05(A)(iii)(1) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the readjustment of the Conversion Rate as described in the immediately preceding sentence).

For purposes of this Section 5.05(A)(iii)(1) (and subject to Section 5.05(F)), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, will be deemed not to have been distributed for purposes of this Section 5.05(A)(iii)(1) (and no adjustment to the Conversion Rate under this Section 5.05(A)(iii)(1) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants will be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate will be made pursuant to this Section 5.05(A)(iii)(1). If any such right, option or warrant, including any such existing rights, options or warrants distributed before the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event will be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case, the existing rights, options or warrants will be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate pursuant to this Section 5.05(A)(iii)(1) was made, (x) in the case of any such rights, options or warrants that have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (I) the Conversion Rate will be readjusted as if such rights, options or warrants had not been issued; and (II) the Conversion Rate will then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and (y) in the case of such rights, options or warrants that have expired or been terminated without exercise by any holders thereof, the Conversion Rate will be readjusted as if such rights, options and warrants had not been issued.

(2) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a Tender Offer or Exchange Offer for shares of the Company’s Common Stock, pursuant to Section 5.05(A)(v)), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The increase to the Conversion Rate under this Section 5.05(A)(iii)(a) shall be determined on the last Trading Day of the Spin-Off Valuation Period and shall become effective and be given effect immediately after the Close of Business on such last Trading Day. Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the readjustment of the Conversion Rate as described in the immediately preceding sentence).

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D = the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

Any adjustment made under this Section 5.05(A)(iv) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the readjustment of the Conversion Rate as described in the immediately preceding sentence).

(v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) (or any successor rule) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the average (such average, the “Reference Price”) of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC = the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith) of all cash and other consideration paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP = the Reference Price per share of Common Stock;

The increase in the Conversion Rate under this Section 5.05(A)(v) shall be determined on the last Trading Day of such Tender/Exchange Offer Valuation Period but shall become effective and be given effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the readjustment of the Conversion Rate as described in the immediately preceding sentence).

(B) No Adjustments in Certain Cases.

(i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1) except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5) the repurchase of any of shares of Common Stock pursuant to an open market share purchase program or other buyback transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transaction, in each case that is not subject to Section 5.05(A)(v);

(6) solely a change in the par value of the Common Stock; or

(7) accrued and unpaid interest on the Notes.

(C) If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the effective date of a Fundamental Change or Asset Sale Excess Proceeds Offer Purchase Date or a Make-Whole Fundamental Change Effective Date; and (iv) any date the Company calls any Notes for Redemption.

(D) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Note is to be converted and Physical Settlement or Combination Settlement applies to such conversion;

(ii) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii) the Conversion Consideration due upon such conversion (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock; and

(iv) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second Business Day after such first date.

(E) Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv) the Conversion Consideration due upon such conversion (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C));

then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion, and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares of Common Stock been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(F) Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon the conversion of any Notes into shares of Common Stock, the person to whom such shares are to be delivered upon conversion will receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the stockholder rights plan; provided, however, that if, prior to any conversion of Notes, the rights pursuant to any such stockholder rights plan have separated from the shares of Common Stock in accordance with the provisions of such stockholder rights plan, then the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) at the time of separation as if the Company distributed to all or substantially all holders of Common Stock, shares of its Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants of the type set forth in such section, subject to readjustment in accordance with such section.

(G) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(H) Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Share Amounts over a span of multiple days (including over an Observation Period, a Spin-Off Valuation Period, a Tender/Exchange Offer Valuation Period and the period, if any, for determining the Stock Price), the Company will make appropriate adjustments, if any, to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate (or changes to the market price per share of Common Stock resulting from any such event) where the Ex-Dividend Date, effective date or Expiration Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Share Amounts are to be calculated. The Company will likewise make appropriate adjustments where a Conversion Rate adjustment otherwise required to be made pursuant to the provisions of Section 5.05(A) is not made in accordance with the provisions of Section 5.05(A)(iii)(1), Section 5.05(A)(iv) or Section 5.05(B)(i) that permit or require participation by Holders in a transaction in lieu of such Conversion Rate adjustment.

(I) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(J) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward), as applicable.

(K) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(L) For purposes solely of this Section 5.05, the number of shares of Common Stock which the Holder of any Note would have been entitled to receive had such Note been converted in full at any time or into which any Note was converted at any time shall be determined assuming such Note was convertible in full at such time and Physical Settlement applied although such Note may not be convertible in full at such time pursuant to Section 5.01 and although a different Settlement Method may then apply pursuant to Section 5.03.

SECTION 5.06 VOLUNTARY ADJUSTMENTS.

(A) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least 20 Business Days; and (iii) such increase is irrevocable during such period.

(B) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to this Section 5.06, then, at least 15 Business Days before such increase, the Company will send notice to each Holder of such increase, the amount thereof and the period during which such increase will be in effect.

SECTION 5.07 CONVERSION AMOUNT IN CONNECTION WITH A MAKE-WHOLE FUNDAMENTAL CHANGE.

(A) Generally. For the avoidance of doubt, if a Make-Whole Fundamental Change occurs, then each Holder may, at its option, as provided in and subject to the procedures in this Article 5, elect to convert such Holder’s Notes in respect of the Conversion Amount that includes the Optional Conversion Make-Whole Amount.

(B) Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of each Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition thereof in accordance with Section 5.01(C)(i)(3)(b) and Section 4.03.

(C) Settlement of Cash Make-Whole Fundamental Changes. For the avoidance of doubt, if holders of Common Stock receive solely cash in a Make-Whole Fundamental Change, then, pursuant to Section 5.09, conversions of Notes will thereafter be settled no later than the tenth Business Day after the relevant Conversion Date.

SECTION 5.08 EXCHANGE IN LIEU OF CONVERSION.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send written notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(A) no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;

(B) if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to the Holder of such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and

(C) such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion. The Conversion Agent will be entitled to conclusively rely upon the Company’s instruction in connection with effecting such exchange election and will have no liability in respect of such exchange election.

SECTION 5.09 EFFECT OF COMMON STOCK CHANGE EVENT.

(A) Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv) other similar event;

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and

“Common Equity” will be deemed to mean the Common Equity (including depositary receipts representing Common Equity), if any, forming part of such Reference Property; and (III) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units;

(2) if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Physical Settlement in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event and will pay the cash due upon such conversions no later than the tenth Business Day after the relevant Conversion Date; and

(3) for these purposes, (i) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of Common Equity securities will be determined by reference to the Daily VWAP, substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of Common Equity securities, and the or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.07(A) in a manner consistent with this Section 5.09, if the Reference Property includes, in whole or in part, any stock or other securities; and (z) contain such other provisions, if any, that the Company determines in good faith and in a commercially reasonable manner are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash or cash equivalents) of a Person other than the Successor Person that is an Affiliate of the Company or the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B) Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event in the manner provided in Section 5.01(C)(i)(3)(b).

(C) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.

SECTION 5.10 LIMITS UPON ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION.

(A) Notwithstanding anything to the contrary, the Company shall not effect the conversion of any portion of this Note for shares of Common Stock, any Holder of a Physical Note or owner of a beneficial interest in a Global Note shall not have the right to convert any portion of this Note for shares of Common Stock, and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect or immediately prior to such conversion of the Note for shares of Common Stock the Holder or owner of a beneficial interest in a Global Note, (x) together with the other Attribution Parties, collectively would beneficially own in excess of 4.99% of the number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion of this Note for shares of Common Stock or (y) would, for purposes of Section 871(h)(3)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), be deemed to own, directly indirectly or by attribution (in accordance with the attribution rules set forth in Sections 871(h)(3)(C) and 881(c) of the Code), beneficially or of record, in excess of 4.99% of the number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion of this Note for shares of Common Stock (the “Maximum Percentage”). For purposes of clause (x) of the definition of Maximum Percentage, the aggregate number of shares of Common Stock beneficially owned by Holder of a Physical Note or owner of a beneficial interest in a Global Note and the other Attribution Parties shall include the number of shares of Common Stock held by Holder of a Physical Note or owner of a beneficial interest in a Global Note and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining Notes beneficially owned by such Holder of a Physical Note or owner of a beneficial interest in a Global Note or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants) beneficially owned by such Holder of a Physical Note or owner of a beneficial interest in a Global Note or any of the Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5.10. For purposes of clause (x) of the definition of Maximum Percentage, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock Holder of a Physical Note or owner of a beneficial interest in a Global Note may acquire upon the conversion of this Note without exceeding the Maximum Percentage, Holder of a Physical Note or owner of a beneficial interest in a Global Note may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an conversion notice from Holder of a Physical Note or owner of a beneficial interest in a Global Note at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify Holder of a Physical Note or owner of a beneficial interest in a Global Note in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion notice would otherwise cause such Holder of a Physical Note’s or owner of a beneficial interest in a Global Note’s beneficial or deemed ownership under clause (x) and clause (y) above, as determined pursuant to this Section 5.10, to exceed the Maximum Percentage, such Holder of a Physical Note or owner of a beneficial interest in a Global Note must notify the Company of a reduced number of shares of Common Stock to be delivered pursuant to such conversion notice. Upon delivery of a written notice to the Company, any Holder of a Physical Note or owner of a beneficial interest in a Global Note may from time to time increase (with such increase not effective until the 61st day after deliver of such notice) or decrease the Maximum Percentage of such Holder of a Physical Note or owner of a beneficial interest in a Global Note to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder of a Physical Note or owner of a beneficial interest in a Global Note and the other Attribution Parties and not to any other Holder of a Physical Note or owner of a beneficial interest in a Global Note that is not an Attribution Party of such Holder of a Physical Note or owner of a beneficial interest in a Global Note. As used herein, “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by Holder of a Physical Note’s or owner of a beneficial interest in a Global Note’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of Holder of a Physical Note or owner of a beneficial interest in a Global Note or any of the foregoing, (iii) any Person acting or who would be deemed to be acting as a Section 13(d) group together with Holder of a Physical Note or owner of a beneficial interest in a Global Note and any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would be aggregated with Holder of a Physical Note’s or owner of a beneficial interest in a Global Note’s and the other Attribution Parties for purposes of Section 13(d) of the Act.

(B) Any portion of an exercise that would result in the issuance of shares of Common Stock in excess of the Maximum Percentage (“Excess Exercise Shares”) shall be cancelled and treated as null and void ab initio and the Holder of a Physical Note or owner of a beneficial interest in a Global Note shall not have the power to vote or to transfer the Excess Exercise Shares.

(C) In any case in which the exercise of this Note for shares of Common Stock would result in Holder of a Physical Note or owner of a beneficial interest in a Global Note, together with the other Attribution Parties, collectively beneficially owning shares of Common Stock in excess of the Maximum Percentage, the Company shall issue to Holder of a Physical Note or owner of a beneficial interest in a Global Note the number of shares of Common Stock that would result in Holder of a Physical Note or owner of a beneficial interest in a Global Note beneficially owning, together with the other Attribution Parties, as approximately equal to the Maximum Percentage as possible without the Company issuing any fractional shares of Common Stock.

(D) In furtherance of this Section 5.10, upon written request of Holder of a Physical Note or owner of a beneficial interest in a Global Note, the Company shall within one Business Day confirm in writing the number of shares of Common Stock then issued and outstanding.

(E) The provisions of this Section 5.10 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to the extent necessary or desirable to properly give effect to the Maximum Percentage.

(F) For purposes of clarity, the shares of Common Stock issuable to Holder of a Physical Note or owner of a beneficial interest in a Global Note pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by Holder of a Physical Note or owner of a beneficial interest in a Global Note for any purpose, including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

(G) For the avoidance of doubt, subject to this Section 5.10, the Company shall not effect the conversion of any portion of this Note for shares of Common Stock, any Holder of a Physical Note or the owner of a beneficial interest in a Global Note shall not have the right to convert any portion of this Note for shares of Common Stock, and any such conversion shall be null and void and treated as if never made, without the Company having obtained the Shareholder Approvals. If such Shareholder Approvals are not obtained on or prior to January 26, 2024, so long as no Event of Default is continuing, the Company may, following an amendment to this Indenture as provided in Section 4.2(f) of the Exchange Agreement, on or after January 26, 2024, by written notice to the Trustee and the Holders, except as permitted by Section 5.01(C), in its sole discretion prohibit conversions and reject any conversion request until the date that is the earlier of (x) two years after the Issue Date and (y) the date that Shareholder Approvals are obtained (the “Conversion Prohibition Right”); provided that on the earlier of (x) two years after the Issue Date and (y) the date that Shareholder Approvals are obtained, the Conversion Prohibition Right shall cease to apply.

(H) The limitations contained in this paragraph may not be waived and shall apply to a successor holder of the Note.

(I) Neither the Trustee nor the Conversion Agent shall have any obligation to monitor whether any conversion pursuant to this Indenture is in compliance with the foregoing provisions or the requirements of the Exchange Act, and shall have no obligation to monitor the shares of Common Stock held or to be held by any Holder.

SECTION 5.11 NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

In case of any:

(A) action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate under Section 5.05;

(B) Common Stock Change Event; or

(C) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries.

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture excluding, for the avoidance of doubt, Section 5.05(K)), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be sent to each Holder at such Holder’s address appearing on the Register, as promptly as practicable but in any event at least five calendar days prior to the applicable date specified in clause (x) or (y) below (or, if the date on which the Company first knows of the applicable date specified in clause (x) or (y) below is later than such applicable date, no more than two Business Days after such date on which the Company first has such knowledge), or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, a notice starting (x) the date as of which the of record of shares of Common Stock are to be determined for the purpose of such action by the Company or one of its Subsidiaries or, in the case of a stock split or stock combination, the effective date of such stock split or stock combination or, in the case of a tender or exchange offer, the date on which such tender offer or exchange offer commences, or (y) the date on which such Common Stock Change Event, dissolution, liquidation or winding-up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Common Stock Change Event, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such event or the operation of any provision herein consequent on or relating to such event.

If at any time the Company shall cancel any of the proposed transactions for which notice has been given under this Section 5.11 prior to the consummation hereof, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be sent to each Holder at such Holder’s address appearing on the Register, as promptly as practicable, notice of such cancellation.

ARTICLE 6

SUCCESSORS

SECTION 6.01 WHEN THE COMPANY MAY MERGE, ETC.

(A) Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of the Company’s Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than any such sale, lease or transfer to one or more of the Company’s Wholly Owned Subsidiaries not effected by means of a consolidation or merger) (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes;

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing;

(iii) each Guarantor shall have by supplemental indenture to this Indenture confirmed that its Subsidiary Guarantee shall apply to such Successor Company’s obligations under the Notes, this Indenture and the Indenture Documents;

(iv) the Successor Company (if not the Company) shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Company (if not the Company) to be subject to the Liens in the manner and to the extent required under the Indenture Documents; and

(v) the Successor Company (if not the Company) will have delivered to the Trustee and the Collateral Agent certain Officer’s Certificates and Opinions of Counsel pursuant to this Indenture.

(B) Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee and the Collateral Agent. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that:

(i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and

(ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

SECTION 6.02 SUCCESSOR CORPORATION SUBSTITUTED.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture, the Subsidiary Guarantees and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture, the Subsidiary Guarantees and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture, the Subsidiary Guarantees, the Notes and the Security Documents.

ARTICLE 7

DEFAULTS AND REMEDIES

SECTION 7.01 EVENTS OF DEFAULT.

(A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment when due (whether at maturity, upon Redemption, Repurchase Upon Fundamental Change, Repurchase Upon Asset Sale or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price or Asset Sale Excess Proceeds Offer Price for, any Note;

(ii) a default for 30 consecutive days in the payment when due of interest on any Note;

(iii) the Company’s failure to deliver, when required by this Indenture, (x) a Fundamental Change Notice or an Asset Sale Notice, (y) a notice of a Make-Whole Fundamental Change or (z) a notice pursuant to Section 5.01(C)(i)(3), if such failure is not cured within five Business Days after its occurrence;

(iv) a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within three Business Days after its occurrence;

(v) a default in the Company’s obligations under Article 6;

(vi) a default in any of the Company’s or any Guarantor’s obligations or agreements under this Indenture or the Notes or any Other Indenture Document (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within 60 days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii) a default by the Company, any Guarantor or any other Subsidiary with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $6,000,000 (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1) constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(2) results in such indebtedness becoming or being declared due and payable before its stated maturity (an “Acceleration”),

and, in either case as applicable, such Acceleration has not been rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of Notes then outstanding;

(viii) the Company, any Guarantor or any other Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against Company, any Guarantor or any other Subsidiary in an involuntary case or proceeding;

(2) appoints a custodian of the Company, any Guarantor or any other Subsidiary, or for any substantial part of the property of the Company, any Guarantor or any other Subsidiary;

(3) orders the winding up or liquidation of the Company, any Guarantor or any other Subsidiary; or

(4) grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(ix), such order or decree remains unstayed and in effect for at least 60 days;

(x) the obligation of any Guarantor under its Guaranty or any other Indenture Document to which any Guarantor is a party is limited or terminated by operation of law or by such Guarantor (other than, in each case, in accordance with the terms of this Indenture or such other Indenture Documents), or if any Guarantor fails to perform any obligation under its Guaranty or under any such Indenture Document, or repudiates or revokes or purports to repudiate or revoke in writing any obligation under its Guaranty, or under any such Indenture Document, or any other Guarantor ceases to exist for any reason (other than in accordance with the terms of this Indenture);

(xi) any Security Document after delivery thereof shall for any reason cease (or shall be asserted in writing by the Issuer or any Guarantor to cease) to create a valid and perfected Lien to the extent required by the Security Documents (subject to no other Liens other than Permitted Liens) on Collateral that is purported to be covered thereby (other than (x) in accordance with the terms of this Indenture or the terms of the Intercreditor Agreement or the Security Documents or (y) except to the extent that any such cessation of the Liens results from the failure of the administrative agent or the lender the Credit Agreement or the Applicable Collateral Agent, as the case may be, in each case, as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement, to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents);

(xii) the validity or enforceability of any Indenture Document shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or a proceeding shall be commenced by the Company or any Guarantor or any of their Subsidiaries, or a proceeding shall be commenced by any Governmental Authority having jurisdiction over the Company or any Guarantor or any of their Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or the Company or any Guarantor or any of their Subsidiaries shall deny in writing that the Company or any Guarantor or such Subsidiary has any liability on account of the Obligations;

(xiii) a default in any of the Company’s or any Guarantor’s obligations or agreements under the Credit Agreement or any other Credit Documents where such default is not cured or waived within the time periods provided in the Credit Agreement prior to such default becoming an “Event of Default” thereunder; or

(xiv) the Company shall breach or default in the observance or performance of any covenant, agreement or requirement under the Exchange Agreement.

For the avoidance of doubt, any event specified in clause (vii) or in clause (xiii) above with respect to the Credit Agreement shall constitute an “Event of Default” whether or not such event also constitutes an “Event of Default” pursuant to clause (xiii) or clause (vii) above, respectively.

(B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 7.02 ACCELERATION.

(A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) occurs with respect to the Company (and not solely with respect to a Guarantor or a Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, and the Acceleration Premium with respect to, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) with respect to the Company and not solely with respect to a Guarantor or Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, and the Acceleration Premium with respect to, all of the Notes then outstanding to become due and payable immediately.

(C) Agreements Regarding Applicable Premium. It is understood and agreed that if the Notes are accelerated or otherwise become due prior to the Maturity Date (including as a result of any Event of Default and any acceleration as a result thereof (including the acceleration of claims by operation of law) or upon a Repurchase Upon Fundamental Change or a Repurchase Upon Asset Sale), the Applicable Premium will also automatically be due and payable and shall constitute part of the Obligations with respect to the Notes. In view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the applicable Holder’s lost profits as a result thereof, any such Applicable Premium payable shall be presumed to be the liquidated damages sustained by the applicable Holder as the result of the early prepayment and the Company and each of the Guarantors agrees that it is reasonable under the circumstances currently existing. EACH OF THE COMPANY AND THE GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING AMOUNTS IN CONNECTION WITH ANY SUCH ACCELERATION OR REPAYMENT OR REPURCHASE, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY PROCEEDING UNDER DEBTOR RELIEF LAWS. Each of the Company and the Guarantors expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the applicable Holder and the Company and the Guarantors giving specific consideration in this transaction for such agreement to pay such Applicable Premium; and (D) each of the Company and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the of the Company and the Guarantors expressly acknowledges that its agreement to pay such Applicable Premium to the Holders as herein described is a material inducement to the Holders to acquire the Notes.

(D) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, Holders of more than 50% of the aggregate principal amount of Notes then outstanding (the “Majority Holders”), by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

SECTION 7.03 SOLE REMEDY FOR A FAILURE TO REPORT.

(A) Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first 365 calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes, which Special Interest shall be payable solely in cash. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the 366th calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such 366th calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).

(B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the portion of the Stated Interest on such Note payable in cash and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first 180 days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any report (other than Form 8-K reports) that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, accrue on any day on a Note at a combined rate per annum that exceeds 0.50%. For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note.

(C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

SECTION 7.04 OTHER REMEDIES.

(A) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

SECTION 7.05 WAIVER OF PAST DEFAULTS.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Majority Holders. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

SECTION 7.06 CONTROL BY MAJORITY.

The Majority Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered, and if requested, provided security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder).

SECTION 7.07 LIMITATION ON SUITS.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price or Asset Sale Excess Proceeds Offer Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A) such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B) Holders of at least 25% in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

(C) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D) the Trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

(E) during such 60 calendar day period, the Majority Holders do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

SECTION 7.08 ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.

Notwithstanding anything to the contrary in this Indenture or the Notes, but without limiting the provisions described in Section 8.01, the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price or Asset Sale Excess Proceeds Offer Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

SECTION 7.09 COLLECTION SUIT BY TRUSTEE.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price or Asset Sale Excess Proceeds Offer Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

SECTION 7.10 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee and the Collateral Agent for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee and the Collateral Agent pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.11 PRIORITIES.

Subject to the Intercreditor Agreement, the Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee, the Collateral Agent, the other Note Agents and each of their agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Notes Agents and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price or Asset Sale Excess Proceeds Offer Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least 15 calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

SECTION 7.12 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01 WITHOUT THE CONSENT OF HOLDERS.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors, the Trustee and the Collateral Agent (if applicable) may amend or supplement this Indenture or the Notes or any of the other Indenture Documents without the consent of any Holder to:

(A) cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes or any of the other Indenture Documents;

(B) add Subsidiary Guarantees with respect to the Company’s obligations under this Indenture or the Notes or any of the other Indenture Documents;

(C) add Collateral with respect to the Notes and the Subsidiary Guarantees

(D) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E) provide for the assumption of the Company’s obligations under this Indenture and the Notes and any of the other Indenture Documents pursuant to, and in compliance with, Article 6;

(F) enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;

(G) irrevocably elect any Settlement Method (including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above any specific amount set forth in such election notice) or Specified Dollar Amount, or eliminate the Company’s right to elect a Settlement Method, or change the Settlement Method deemed elected by the Company if it does not timely elect a Settlement Method applicable to a conversion of Notes; provided, however, that no such election, elimination or change will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A);

(H) evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee, Collateral Agent, Paying Agent, Conversion Agent or Registrar;

(I) provide for or confirm the issuance of, or to comply with any applicable Depositary Procedures rules with respect to, PIK Notes pursuant to Section 2.03(B);

(J) comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

(K) increase the Conversion Rate as provided in this Indenture or the Exchange Agreement;

(L) make any other change to this Indenture or the Notes or any of the other Indenture Documents that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect;

(M) confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture and the Security Documents and the Intercreditor Agreement; or

(N) with respect to the Security Documents and the Intercreditor Agreement, as provided in the relevant Security Document or Intercreditor Agreement.

SECTION 8.02 WITH THE CONSENT OF HOLDERS.

(A) Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Guarantors, the Trustee and the Collateral Agent (if applicable) may, with the consent of the Majority Holders, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes or any of the other Indenture Documents, or waiver of any provision of this Indenture or the Notes or any of the other Indenture Documents, may:

(i) reduce the principal, or extend the stated maturity, of any Note;

(ii) reduce the Redemption Price or Fundamental Change Repurchase Price or Asset Sale Excess Proceeds Offer Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of interest on any Note;

(iv) make any change that adversely affects the conversion rights of any Note;

(v) impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi) change the ranking of the Notes;

(vii) make any note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(viii) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification;

(ix) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder;

(x) release all or substantially all of the Subsidiary Guarantees of the Subsidiary Guarantors other than in accordance with Article 12; or

(xi) subordinate the payment of the Notes or Subsidiary Guarantees to any other obligation of the Issuers or the Subsidiary Guarantors.

Notwithstanding the foregoing, without the consent of Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (i) release all or substantially all of the Collateral from the Liens securing the Notes Obligations created by the Security Documents or (ii) change or alter the priority of the Liens securing the Notes Obligations created by the Security Documents in any manner adverse to the holders of the Notes or (iii) make any change in the Intercreditor Agreement or in the provisions of this Indenture or any Security Document dealing with the application of proceeds of the Collateral that would materially adversely affect the Holders or alter the priority of the security interests in the Collateral.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes or any of the other Indenture Documents, or waiver of any provision of this Indenture or the Notes or any of the other Indenture Documents, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Asset Sale Excess Proceeds Offer Purchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

SECTION 8.03 NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.

Promptly after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

SECTION 8.04 REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.

(A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than 120 calendar days after such record date.

(C) Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes or any of the other Indenture Documents to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

SECTION 8.05 NOTATIONS AND EXCHANGES.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

SECTION 8.06 TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES.

The Trustee and the Collateral Agent (if applicable) will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee and the Collateral Agent (if applicable) need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s and the Collateral Agent’s (if applicable) rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee and the Collateral Agent (if applicable) will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel conforming to Section 11.03 and stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

ARTICLE 9

SATISFACTION AND DISCHARGE

SECTION 9.01 TERMINATION OF COMPANY’S OBLIGATIONS.

This Indenture and the other Indenture Documents will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A) all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, Fundamental Change Repurchase Date, Asset Sale Excess Proceeds Offer Purchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B) the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C) the Company has paid all other amounts payable by it under this Indenture and the other Indenture Documents; and

(D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture and the other Indenture Documents have been satisfied;

provided, however, that Section 10.06 and Section 11.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee and the Collateral Agent (if applicable) will acknowledge the satisfaction and discharge of this Indenture and the other Indenture Documents.

SECTION 9.02 REPAYMENT TO COMPANY.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

SECTION 9.03 REINSTATEMENT.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture and the other Indenture Documents pursuant to Section 9.1 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

ARTICLE 10

TRUSTEE

SECTION 10.01 DUTIES OF THE TRUSTEE.

(A) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has written notice or actual knowledge, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(B) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C) The Trustee may not be relieved from liabilities for its negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, except that:

(i) this paragraph will not limit the effect of Section 10.01(B);

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06; and

(iv) no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties under this Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

(D) Each provision of this Indenture that in any way relates to the Trustee is subject to clauses (A), (B) and (C) of this Section 10.01, regardless of whether such provision so expressly provides.

(E) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(F) The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(G) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee will be subject to the provisions of this Section 10.01.

(H) The Trustee will not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (except in its capacity as Paying Agent pursuant to the terms of this Indenture) or any records maintained by any co-Note Registrar with respect to the Notes.

(I) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event.

(J) Under no circumstances will the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

SECTION 10.02 RIGHTS OF THE TRUSTEE.

(A) The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B) Before the Trustee acts or refrains from acting, it may require, and may conclusively rely on, an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D) The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer.

(F) The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered, and if requested, provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G) The Trustee will not be responsible or liable for any punitive, special, indirect, incidental or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and the Trustee will incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(I) The Trustee will not be deemed to have notice of any Default or Event of Default unless written notice of any event that is a Default or Event of Default is received by a Responsible Officer of the Trustee at the corporate trust office of the Trustee specified in Section 11.01, and such notice references the Notes and this Indenture and states that it is a “Notice of Default”;

(J) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture (including, without limitation, the Collateral Agent).

(K) The Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(L) The permissive right of the Trustee to take actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(M) The Trustee will not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(N) Neither the Trustee nor any Note Agent will have any responsibility or liability for any actions taken or not taken by the Depositary.

(O) Notwithstanding anything to the contrary in this Indenture, other than this Indenture and the Notes, the Trustee will have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or contract (including, without limitation, the Exchange Agreement), nor will the Trustee be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or contract, whether or not a copy of such agreement has been provided to the Trustee.

SECTION 10.03 INDIVIDUAL RIGHTS OF THE TRUSTEE.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within 90 days or resign as Trustee. Each Note Agent will have the same rights and duties as the trustee under this Section 10.03.

SECTION 10.04 TRUSTEE’S DISCLAIMER.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

SECTION 10.05 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing of which a Responsible Officer of the Trustee has received written notice, then the Trustee will send Holders a notice of such Default or Event of Default within 90 days after receipt of such notice; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, or a Default in the payment or delivery of the Conversion Consideration due upon conversion of any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.

SECTION 10.06 COMPENSATION AND INDEMNITY.

(A) The Company and the Guarantors jointly and severally will, from time to time, pay the Trustee compensation for its acceptance of this Indenture and services under this Indenture and the Notes as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B) The Company and the Guarantors jointly and severally will indemnify the Trustee (in each of its capacities) and its directors, officers, employees and agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder, any Guarantors or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. The Trustee may retain separate counsel, and the Company and the Guarantors jointly and severally will pay the reasonable fees and expenses of such counsel. The Company and the Guarantors jointly and severally need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C) The obligations of the Company and the Guarantors under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D) To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E) If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (viii) or (ix) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 10.07 REPLACEMENT OF THE TRUSTEE.

(A) Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.

(B) The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Majority Holders may remove the Trustee by so notifying the Trustee and the Company in writing with 30 days prior notice. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 10.09;

(ii) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(C) If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one year after the successor Trustee takes office, the Majority Holders may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E) If the Trustee, after written request by a Holder of at least six months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).

SECTION 10.08 SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, then such Person will become the successor Trustee without any further act and will have all of the rights, powers and duties of the Trustee under this Indenture.

SECTION 10.09 ELIGIBILITY; DISQUALIFICATION.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 11

COLLATERAL AND SECURITY

SECTION 11.01 SECURITY INTEREST.

The Obligations will be secured by a perfected Lien on the Collateral, subject to the Permitted Liens and the Intercreditor Agreement, as provided in the Security Documents. The Collateral will also secure certain of the Company’s and the Guarantors’ existing obligations under the Credit Agreement, subject to the Intercreditor Agreement. Under the terms of the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied in the order of priority set forth in the Intercreditor Agreement.

SECTION 11.02 SECURITY DOCUMENTS.

In order to secure the Obligations, the Company has entered into and delivered to the Collateral Agent the Security Agreement and the other Security Documents, in each case, to which it is a party, to create the Liens on the Collateral securing their respective Obligations. In the event of a conflict between the terms of this Indenture and the Security Documents in regards to the Collateral, the Security Documents shall control. The Company will take, and will cause its Subsidiaries to take any and all actions (including those that may be requested by the Trustee or the Collateral Agent) reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders, the Trustee and the Collateral Agent, subject to Permitted Liens and the Intercreditor Agreement.

SECTION 11.03 AUTHORIZATION OF ACTIONS TO BE TAKEN.

(A) Each Holder of Notes, by its acceptance thereof, and the Trustee hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Security Documents and each Holder by acceptance of the Notes consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents, and irrevocably authorizes and empowers the Collateral Agent to perform its obligations and duties, exercise its rights and powers and take any action permitted or required thereunder that are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents. The Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the Holders all Liens on the Collateral created by the Security Documents for their benefit.

(B) Subject to the provisions of the applicable Security Documents and the Intercreditor Agreement, the Trustee and each Holder, by acceptance of any Notes, agrees that (x) the Collateral Agent may, in its sole discretion (but without obligation) and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) preserve the Collateral or rights under the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Indenture Documents and (y) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Obligations and/or to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Indenture Documents, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Notes Secured Parties in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Majority Holders, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement, if applicable. Until the Notes and the other Obligations are discharged in full or are otherwise no longer outstanding, all remedies and Enforcement Actions in respect of the Collateral and any foreclosure actions in respect of any Liens on the Collateral, and all actions, undertakings or consents by the Collateral Agent in respect of the Collateral, in each case, shall be undertaken solely at the instruction of the Majority Holders and subject to the Intercreditor Agreement. The Collateral Agent shall not be liable for any actions taken at the direction of the Majority Holders.

SECTION 11.04 RELEASE OF COLLATERAL.

(A) The Liens on the Collateral owned by any Guarantor shall be automatically released when such Guarantor’s Subsidiary Guarantee is released in accordance with the terms of this Indenture. In addition, the Liens securing the Notes and the Subsidiary Guarantees shall be released automatically:

(i) in whole, upon payment in full of all principal, interest and the other Notes Obligations or upon the satisfaction and discharge of this Indenture in accordance with Article 9;

(ii) in whole or in part, with the consent of the requisite holders of Notes in accordance with Section 8.02;

(iii) in part, as to any Collateral that is disposed of to a Person other than the Issuer or a Subsidiary Guarantor in a transaction permitted pursuant to the Credit Agreement and not otherwise prohibited by this Indenture, the Security Documents or the Intercreditor Agreement;

(iv) with respect to any Collateral that becomes Excluded Assets, upon such Collateral becoming Excluded Assets pursuant to a transaction or circumstance not prohibited by the terms of this Indenture or the Credit Agreement;

(v) with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of such Capital Stock in a transaction that is not prohibited by the terms of this Indenture or the Credit Agreement; and

(vi) in accordance with the Intercreditor Agreement.

(B) Without the necessity of any consent of or notice to the Trustee or any Holder of the Notes, the Company or any Guarantor may request and instruct the Collateral Agent to, on behalf of each Holder of Notes, (i) execute and deliver to the Company or any Guarantor, as the case may be, for the benefit of any Person, such release documents as may be reasonably requested, of all Liens held by the Collateral Agent in any Collateral securing the Obligations, and (ii) deliver any such assets in the possession of the Collateral Agent to the Company or any Guarantor, as the case may be; and Collateral Agent shall promptly take such actions provided that any such release complies with and is expressly permitted in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents and is accompanied by an Officer’s Certificate and Opinion of Counsel.

(C) The release of any Collateral from the Liens securing the Obligations or the release of, in whole or in part, the Liens securing the Obligations created by any of the Security Document will not be deemed to impair the Liens securing the Obligations in contravention of the provisions hereof if and to the extent the Collateral or the Liens securing the Obligations are released pursuant to the terms of this Indenture and the applicable Security Documents. Each of the Holders of the Notes acknowledges that a release of Collateral or Liens securing the Obligations strictly in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture.

SECTION 11.05 APPLICATION OF PROCEEDS OF COLLATERAL.

(A) Upon any realization upon the Collateral from the exercise of any rights or remedies under any Security Document or any other agreement with the Company or any Guarantor which secures any of the Obligations, subject to the Intercreditor Agreement, the proceeds thereof shall be applied in accordance with Section 7.11 of this Indenture.

(B) Each of the Collateral Agent and the Trustee is authorized and empowered to receive any funds collected or distributed under the Intercreditor Agreement and the Security Documents and to apply according to the provisions of this Indenture, subject to the Intercreditor Agreement.

SECTION 11.06 COLLATERAL AGENT.

(A) Neither the Trustee, nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so; except, in the case of the Collateral Agent, to the extent such action or omission constitutes gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal) on the part of the Collateral Agent, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral, (iv) for the legality, enforceability, effectiveness or sufficiency of the Intercreditor Agreement, Intercompany Subordination Agreement, or any subordination agreement or other similar agreement entered into in connection with this Indenture or (v) any actions taken at the direction of the Majority Holders.

(B) The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in Article 10, are extended to the Collateral Agent, and its agents, receivers and attorneys, and shall be enforceable by, the Collateral Agent, as if fully set forth in this Section 11.06 with respect to the Collateral Agent, except that the Collateral Agent shall only be liable for (and shall be indemnified and held harmless to the extent such Losses do not constitute) its gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal). In acting under any Security Document or the Intercreditor Agreement, the Collateral Agent shall enjoy the rights, privileges, protections, immunities and benefits that are extended to the Collateral Agent hereunder.

(C) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. In addition, the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral, unless specifically requested by the Majority Holders.

If, at the direction of the Majority Holders, the Trustee or Collateral Agent files or records any Security Documents or any related UCC financing statement or other similar documents, such filing or recording by the Trustee or Collateral Agent at the direction of the Majority Holders shall be deemed done by Trustee or Collateral Agent without representation or warranty by the Trustee or the Collateral Agent (and the Trustee and the Collateral Agent disclaim any representation or warranty as to the validity, effectiveness, priority, perfection or otherwise). The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property held by it as a collateral agent or any similar arrangement, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(D) No provision of the Indenture Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(E) The Collateral Agent shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Indenture Document by the Company or any Guarantor or any other Person that is a party thereto or bound thereby. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Majority Holders, as applicable.

(F) The Collateral Agent shall not be required to acquire title to an asset for any reason and shall not be required to carry out any fiduciary or trust obligation for the benefit of another. The Collateral Agent is not a fiduciary and shall not be deemed to have assumed any fiduciary obligation. If the Collateral Agent in its sole discretion believes that any obligation to take or omit to take any action may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(G) The Collateral Agent may resign or be replaced in accordance with the procedures set forth in Section 10.07 hereof, except that references to the Trustee in such section shall be deemed to be references to the Collateral Agent for this purpose. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Collateral Agent.

(H) At all times when the Trustee is not itself the Collateral Agent, the Company shall deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

ARTICLE 12

GUARANTEES

SECTION 12.01 SUBSIDIARY GUARANTEES.

(A) Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior secured basis, as primary obligors and not as a surety, to each Holder (and its successors and assigns) of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Indenture Documents and/or the Obligations of the Company, that:

(i) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (including but not limited to any interest, fees, costs or charges that would accrue but for the provisions of Bankruptcy Code after any Insolvency Proceeding), on the Notes, if any, if lawful, and all other Obligations of the Company or any Guarantor to the Holders, the Trustee or to the Collateral Agent under this Indenture, the other Indenture Documents shall be promptly paid in full, all in accordance with the terms hereof and thereof;

(ii) in case of any extension of time of payment or renewal of any Notes or the payment of other Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, upon repurchase or otherwise (such obligations in clauses (i) and (ii) being herein collectively called the “Guaranteed Obligations”).

(B) Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

(C) The Guarantors hereby agree that their obligations hereunder shall be absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Notes, this Indenture, the Indenture Documents or any other agreement or instrument referred to herein or therein, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor, all to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which remain absolute, irrevocable and unconditional under any and all circumstances as described above, to the fullest extent permitted by law:

(i) at any time or from time to time, without notice to the Guarantors, the time for any payment of the Guaranteed Obligations shall be extended;

(ii) any of the acts mentioned in any of the provisions of this Indenture or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Indenture, Notes, or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of any Holder, the Collateral Agent or the Trustee as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor.

(D) Each Guarantor further, to the fullest extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete payment of the obligations contained in the Notes and this Indenture.

(E) Until terminated in accordance with Section 12.03, each Subsidiary Guarantee shall, to the fullest extent permitted by law, remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(F) Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.02 hereof (and shall be deemed to have become automatically due and payable in the circumstances in said Section 7.02(A)) for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Section 7.02(B) hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(G) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under the Indenture Documents.

(H) Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of this Section 12.01; provided that, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture, the Notes or the Indenture Documents shall have been paid in full in cash.

(I) Each payment to be made by a Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 12.02 EXECUTION AND DELIVERY.

(A) To evidence its Subsidiary Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit D hereto) shall be executed on behalf of such Guarantor by one of its authorized officers.

(B) Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes. If an officer whose signature is on this Indenture (or a supplemental indenture) no longer holds that office at the time the Trustee authenticates a Note, the Subsidiary Guarantee of such Guarantor shall be valid nevertheless.

(C) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 12.03 RELEASES OF SUBSIDIARY GUARANTEES.

(A) The Subsidiary Guarantee of a Guarantor shall be automatically and unconditionally released:

(i) in connection with any direct or indirect sale, conveyance or other disposition of all the Capital Stock of such Guarantor (including any such sale, conveyance or other disposition after which such Guarantor is no longer a Subsidiary) or of all or substantially all of the assets and property of such Guarantor, if such sale or disposition is made in compliance with the Credit Agreement;

(ii) the liquidation or dissolution of such Guarantor; provided that no Event of Default occurs as a result thereof or has occurred or is continuing;

(iii) upon satisfaction and discharge of this Indenture in accordance with Article 9; or

(iv) upon payment of the Obligations in full in immediately available funds, provided, in each case that the transaction is permitted under this Indenture and the Credit Agreement and is otherwise carried out pursuant to, and in accordance with, all other applicable provisions of this Indenture and the Credit Agreement.

(B) Upon delivery by the Company to the Trustee of an Officer’s Certificate and Opinion of Counsel to the effect that any of the conditions described in the foregoing clauses (i), (ii), or (iii) of Section 12.03(a) has occurred and the conditions precedent to such transactions provided for in this Indenture have been complied with, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest, premium, and Additional Interest, if any, on, the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 12.

(C) Further, the Subsidiary Guarantees are not convertible and will automatically terminate when the Notes are all converted in full in accordance with Article 5.

SECTION 12.04 INSTRUMENT FOR THE PAYMENT OF MONEY.

Each Guarantor hereby acknowledges that the guarantee in this Article 12 constitutes an instrument for the payment of money, and consents and agrees that any Holder (to the extent that the Holder is otherwise entitled to exercise rights and remedies hereunder) or the Trustee, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213 to the extent permitted thereunder.

SECTION 12.05 LIMITATION ON GUARANTOR LIABILITY.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

SECTION 12.06 “TRUSTEE” TO INCLUDE PAYING AGENT.

In case at any time any Paying Agent other than the Trustee shall have been appointed and be then acting hereunder, the term “Trustee” as used in this Article 12 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 12 in place of the Trustee.

SECTION 12.07 GUARANTY AND COLLATERAL SUPPLEMENTS.

If the Company or any Guarantor creates or acquires a direct or indirect Subsidiary on or after the Issue Date that guarantees or becomes otherwise obligated under the Credit Agreement, the Company or any Guarantor shall cause such Subsidiary to be a Guarantor hereunder and to join the Security Agreement (and all other applicable Security Documents) as a grantor thereunder for all purposes to secure its Guaranteed Obligations with Liens on substantially all of its assets for the benefit of the Notes Secured Parties. In furtherance of the foregoing, such Subsidiary shall:

(A) execute and deliver to the Trustee and the Collateral Agent a supplemental indenture in the form attached hereto as Exhibit D pursuant to which such Subsidiary shall unconditionally guarantee the Obligations on the terms set forth in this Article 12;

(B) execute and deliver an assumption agreement in the form attached as Annex 1 to the Security Agreement and all other supplements or joinders, as applicable, to the other applicable Security Documents in order to grant a Lien in the Collateral owned by such Subsidiary to the same extent as that set forth in this Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien; and

(C) deliver to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel that such supplemental indenture and the other documents described in clause (1) and (2) above comply with the requirements of this Indenture, the Intercreditor Agreement, and the Security Documents, are permitted or authorized by this Indenture and have been duly authorized, executed and delivered by such Subsidiary and constitute a valid and legally binding and enforceable obligations of such Subsidiary, subject to customary exceptions.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 12.08 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

(A) Except as otherwise provided in this Section 12.08, a Guarantor may not, in any transaction or series of related transactions, sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) either:

(1) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Subsidiary Guarantee, the Intercreditor Agreement, the Collateral Trust Agreement, the Security Documents and any other Indenture Documents, pursuant to, in the case of this Indenture and the relevant agreements, a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

(2) such transaction constitutes an Asset Sale not prohibited by the Credit Agreement and the entire Net Cash Proceeds thereof are applied as specified in the Credit Agreement.

In case of any such consolidation, merger, sale or disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture and the other Indenture Documents to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

(B) Notwithstanding Section 12.08(A) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of all or substantially all of the assets of a Guarantor to the Company or another Guarantor.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01 NOTICES.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested) or facsimile transmission or overnight air courier guaranteeing next day delivery, or to the other’s address and by electronic transmission or other similar means of unsecured electronic communication, which initially is as follows:

If to the Company:

Edgio, Inc.

11811 North Tatum Blvd., Suite 3031

Phoenix, AZ 85028

Attention: Richard Diegnan, Chief Legal Officer

with a copy (which will not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attention: Rod Miller; Casey Fleck

If to the Trustee or Conversion Agent:

U.S. Bank Trust Company, National Association

2222 East Camelback Road, Suite 110

Phoenix, AZ 85016

Attention: Mary Ambriz-Reyes (Edgio, Inc.)

The Company, the Trustee or the Collateral Agent, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice to the Trustee or any Note Agent shall be deemed given upon actual receipt by the Trustee or such Note Agent.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

The Trustee agrees to accept and act on instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided that the Trustee has received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate the Trustee will be entitled to rely as conclusive and up-to-date until such time as it receives an amended certificate containing any additions thereto or deletions therefrom. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions will be deemed controlling. The Trustee will not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions may conflict or be inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods and using digital signatures to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any Redemption Notice or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice will be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary. Subject to Article 7, Section 10.05 and the requirements of the preceding paragraph, if the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities.

SECTION 13.02 DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(A) an Officer’s Certificate that complies with Section 13.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B) an Opinion of Counsel that complies with Section 13.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied (provided that, no such Opinion of Counsel shall be required for the initial authentication on the Issue Date of Notes under this Indenture).

SECTION 13.03 STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A) a statement that the signatory thereto has read such covenant or condition;

(B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

SECTION 13.04 RULES BY THE TRUSTEE, THE REGISTRAR, THE PAYING AGENT AND THE CONVERSION AGENT.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.05 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.06 GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS (BY ACCEPTING THE NOTES) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

SECTION 13.07 SUBMISSION TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 13.08 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

SECTION 13.09 SUCCESSORS.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.03.

SECTION 13.10 FORCE MAJEURE.

In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture or the Notes arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, any present or future law or regulation or government authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, it being understood that the Trustee will use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.11 U.S.A. PATRIOT ACT.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

SECTION 13.12 CALCULATIONS.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Trading Price, Last Reported Sale Price, Daily VWAP, the Daily Settlement Amount, the Daily Conversion Value, the Daily Share Amount, the Acceleration Premium, the Applicable Premium, the Asset Sale Repurchase Premium, the Conversion Amount, the Fundamental Change Repurchase Premium, the Optional Conversion Make-Whole Amount, the Parity Amount, accrued interest on the Notes, any Additional Interest or Special Interest on the Notes and the Conversion Rate (including any adjustments to the Conversion Rate).

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification.

The Company will promptly forward a copy of each such schedule to a Holder upon its written request therefor, at the cost and expense of the Company.

For the avoidance of doubt, neither the Trustee nor the Conversion Agent will have any responsibility to make any calculations under this Indenture, nor will the Trustee or the Conversion Agent be charged with knowledge of or have any duties to monitor the Stock Price or any Observation Period or Spin-Off Valuation Period or Tender/Exchange Offer Valuation Period or period for determining Stock Price. The Trustee and the Conversion Agent may rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP, the Daily Settlement Amount, the Daily Conversion Value, The Daily Share Amount, the Trading Price and the Last Reported Sale Price.

SECTION 13.13 SEVERABILITY.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

SECTION 13.14 COUNTERPARTS.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart.

SECTION 13.15 TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

SECTION 13.16 WITHHOLDING TAXES.

Each Holder and each beneficial owner of a Note agrees that, in the event that it is deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, any resulting withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption, or maturity of the Notes. In addition, each Holder and each beneficial owner of a Note agrees that if any withholding taxes (including backup withholding) are paid on behalf of such Holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of other Conversion Consideration, if any, in respect of the Notes (or, in some circumstances, any payments on the Common Stock) or sale proceeds received by, or other funds or assets of, such Holder or beneficial owner.

SECTION 13.17 FOREIGN ACCOUNT TAX COMPLIANCE ACT (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to the Indenture, the Company agrees (A) to provide to the Trustee upon reasonable written request by the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Tax Law; and (B) that the Trustee will be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Tax Law for which U.S. Bank Trust Company, National Association will not have any liability, absent gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction on the part of the Trustee. The obligations imposed on the Company under this paragraph are limited to the extent that (x) the Company has the relevant information in its possession or control, or is reasonably obtainable by the Company; and (y) the provision of such information to the Trustee will not result in any breach of this Indenture or the Notes or violate any applicable law. The terms of this section will survive the termination of this Indenture.

SECTION 13.18 INTERCREDITOR AGREEMENT.

Each Holder of a Note, by accepting such Note, agrees that, for purposes of the Intercreditor Agreement, (i) the Trustee shall be the “Initial Other Representative” thereunder, (ii) the Collateral Agent shall be the “Initial Other Collateral Agent” thereunder, (iii) this Indenture shall constitute the “Initial Other First Lien Agreement” thereunder and all references to the “Initial Other First Lien Agreement” contained therein shall be deemed to refer to this Indenture, and (iv) all of the Notes Obligations shall constitute “Initial Other First Lien Obligations” thereunder. The Trustee and the Collateral Agent shall be bound by the terms of the Intercreditor Agreement and each Holder of a Note, by accepting such Note or beneficial interest therein, agrees to all the terms and provisions of the Intercreditor Agreement and the other Security Documents. Notwithstanding anything to the contrary herein or in the other Indenture Documents, (i) this Indenture, the Liens and security interests granted to the Collateral Agent pursuant to the Security Documents and all rights and obligations of the Trustee and the Collateral Agent under the Indenture Documents are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Trustee or the Collateral Agent under the Indenture Documents is subject to the limitations and provisions of the Intercreditor Agreement. The Holders authorize the Trustee and the Collateral Agent to communicate with the Agent and Lenders under the Credit Agreement, and any other Person who is, or becomes a party to the Intercreditor Agreement, with respect to any matter, including, without limitation, the Obligations, the Loan Obligations, the Intercreditor Agreement and Credit Agreement Documents, the Indenture Documents, and any other matter relating to, or arising out of such matters. Each Holder of a Note, by accepting such Note, agrees and hereby authorizes and directs the Collateral Agent and Trustee to execute the Intercreditor Agreement. Each Holder, by accepting a Note, hereby agrees that such Holder shall comply with the provisions of the Intercreditor Agreement applicable to it in its capacities as such to the same extent as if such Holder were party thereto. Without limiting any of the rights and protections (including indemnities) of the Trustee or Collateral Agent hereunder and notwithstanding any provisions in this Indenture or the other Indenture Documents to the contrary, in the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and the terms of this Indenture or the other Indenture Documents, the terms of the Intercreditor Agreement shall govern.

[The Remainder of this Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

EDGIO, INC.

By:
Name:
Title:

[NAME OF EACH GUARANTOR]

By:
Name:
Title:

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend]

EDGIO, INC.

19.5% Senior Secured Convertible Note due 2027

CUSIP No.: [ ][Insert for a “restricted” CUSIP number:*] Certificate No. [ ]

ISIN No.: [ ][Insert for a “restricted” ISIN number:*]

Edgio, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of $[ ] [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)] on November 14, 2027 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: February 14, May 14, August 14, and November 14 of each year, beginning on February 14, 2024.

Regular Record Dates: January 31, April 30, July 31 or October 31 (whether or not such day is a Business Day) immediately preceding the applicable February 14, May 14, August 14, and November 14 Interest Payment Date, respectively.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Edgio, Inc. has caused this instrument to be duly executed as of the date set forth below.

EDGIO, INC.

Date:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:

By:
Authorized Signatory

EDGIO, INC.

19.5% Senior Secured Convertible Note due 2027

This Note is one of a duly authorized issue of notes of Edgio, Inc., a Delaware corporation (the “Company”), designated as its 19.5% Senior Secured Convertible Note due 2027 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of November 14, 2023 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at the rates and in the manner, and payable in the form of cash and PIK Notes, as set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, November 14, 2023.

2. Maturity. This Note will mature on November 14, 2027, unless earlier redeemed, repurchased or converted.

3. Method of Payment. Amounts due and payable in cash on this Note will be paid in the manner set forth in Section 2.04 of the Indenture. Amounts due and payable in PIK Notes will be paid in the manner set forth in Section 2.21 of the Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change or Asset Sale resulting in Asset Sale Excess Proceeds. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture. If the Company is required under the Credit Agreement to make a mandatory repurchase of Notes from a portion of Asset Sale Excess Proceeds, then each Holder will have the right to require the Company to repurchase a specified portion of such Holder’s Notes (or any portion thereof in an Authorized Determination) for cash in the manner, and subject to the terms, set forth in Section 3.09 of the Indenture.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9. When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Indenture.

12. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14. Secured Notes. The Notes are secured, equally and ratably with the Credit Agreement Obligations, by a senior security interest in the Collateral pursuant to the Security Agreement and the Security Documents referred to in the Indenture. The Notes are secured by a pledge of Collateral pursuant to the Security Documents. The Notes are subject to the terms of the Intercreditor Agreement.

15. Guarantors. The payment by the Company of the principal of, interest and Additional Interest, if any, on the Notes is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Guarantors to the extent set forth in the Indenture.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

17. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Edgio, Inc.

11811 North Tatum Blvd., Suite 3031

Phoenix, AZ 85028

Attention: Chief Legal Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[ ]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

CONVERSION NOTICE

Edgio, Inc.

19.5% Senior Secured Convertible Notes due 2027

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐ the entire principal amount of

☐ $ ______ aggregate principal amount of

the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Name:
Title: Authorized Signatory

ASSIGNMENT FORM

Edgio, Inc.

19.5% Senior Secured Convertible Notes due 2027

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or tax identification number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Name:
Title: Authorized Signatory

TRANSFEROR ACKNOWLEDGEMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1. Such Transfer is being made to the Company or a Subsidiary of the Company.

2. Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3. Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A.

4. Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Date:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Name:
Title: Authorized Signatory

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2) AGREES FOR THE BENEFIT OF EDGIO, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.*

B1-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY, OR ANY PERSON OR ENTITY THAT WAS AN AFFILIATE (AS DEFINED UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY WITHIN THE THREE MONTHS IMMEDIATELY PRECEDING, MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B3-1

EXHIBIT C

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Edgio, Inc.

19.5% Senior Secured Convertible Notes due 2027

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐ the entire principal amount of

☐ $ ______ aggregate principal amount of

the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Name:
Title: Authorized Signatory

C-1

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

[        ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [•], 20__, among [Name of Future Guarantor(s)] (together with its successors and assigns under the Indenture, the “New Guarantor”), a Subsidiary of Edgio, Inc., a Delaware corporation (together with its successors and assigns under the Indenture, the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), the Company and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”) and U.S. Bank Trust Company, National Association, a national banking association, as collateral agent (the “Collateral Agent”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (the “Indenture”), dated as of November 14, 2023, relating to the 19.5% Senior Secured Convertible Notes due 2027 (the “Notes”) of the Company;

WHEREAS, Section 12.07 of the Indenture in certain circumstances requires the Company to cause a Subsidiary that is not then a Guarantor (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such Section; and

WHEREAS, pursuant to Section 8.01(B) of the Indenture, the Company, the Guarantors, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally guarantee to each Holder and to the Trustee and the Collateral Agent the Guaranteed Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee and the Collateral Agent pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. EXECUTION AND DELIVERY. The New Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE AND THE COLLATERAL AGENT. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

8. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

EDGIO, INC.

By:
Name:
Title:

[NAME OF EACH GUARANTOR]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT E

ASSET SALE REPURCHASE NOTICE

Edgio, Inc.

19.5% Senior Secured Convertible Notes due 2027

Subject to the terms of the Indenture, by executing and delivering this Asset Sale Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Asset Sale Repurchase Right with respect to (check one):

☐ the entire principal amount of

☐ $ ______ aggregate principal amount of

the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Asset Sale Excess Proceeds Offer Price will be paid.

Date:

(Legal Name of Holder)
By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Name:
Title: Authorized Signatory

E-1